                                                                   EXHIBIT 10.15

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------

     PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of July 22, 1997
                                        ---------
("Effective Date"), among SBA TOWERS FLORIDA, INC., a Florida corporation ("SBA
  --------------                                                            ---
Towers"), and SBA CONSTRUCTION ACQUISITION, INC., a Florida corporation ("SBA
------                                                                    ---
Construction"), both having an address at 6001 Broken Sound Parkway, Fourth
------------
Floor, Boca Raton, Florida 33487, Attn.: Jeffrey A. Stoops, Senior Vice President, Fax Number (561) 997-0343 (SBA Towers and SBA Construction are collectively referred to herein as "Purchasers"); and COMMUNICATION SITE
                                    ----------
SERVICES, INC., a Florida corporation ("CSSI"), SEGARS COMMUNICATION GROUP,
                                        ----
INC., a Florida corporation ("SCGI"), E. ROBERT SEGARS and DENISE L. SEGARS,
                              ----
individuals (collectively "Segars"), all having an address at 2530 N.E. 36th
                           ------
Avenue, Ocala, Florida 34470-3119, Attn.: E. Robert Segars, Fax Number (352) 629-5661 (CSSI, SCGI and Segars are collectively referred to herein as the "Sellers").
 -------

                            Preliminary Statement:
                            ---------------------

     Sellers have agreed to sell the Property (as defined below) to Purchasers, and Purchasers have agreed to purchase the Property from Sellers, on the terms, covenants and conditions set forth in this Agreement.

     Robert and Denise Segars, being the sole shareholders of CSSI and SCGI and deriving significant benefit from the transaction contemplated hereby, have agreed that they will not compete with the businesses of SBA Communications Corporation for a period of seven (7) years from the date of consummation of the purchase of Property pursuant to the terms of this Agreement.

     In consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sellers and Purchasers hereby agree as follows:

     1.   DEFINITIONS.  Capitalized terms used but not otherwise defined in this
          -----------
Agreement will have the meanings set forth in Exhibit "A".
                                              -----------

     2.   SALE AND PURCHASE.
          -----------------

          2.1  Purchase of Property.   In consideration of the mutual covenants
               ---------------------
contained in this Agreement, and other good and valuable consideration, Sellers agree to sell and convey the Property to Purchasers and Purchasers agree to purchase the Property from Sellers, on the terms, covenants and conditions set forth in this Agreement. The Property shall not include any of the Excluded Property.

          2.2  Assumption of Liabilities. At the Closing and to the extent
               -------------------------
permitted by law and the provisions of the agreements, contracts and other items purchased, as part of the consideration for this transaction, Sellers shall assign to Purchasers all of their rights, title and interests, and Purchasers shall assume as of the Closing Date and agree to pay when due and otherwise perform thereunder all of Sellers' obligations and liabilities which arise or relate to the period commencing on and after the Closing Date, under the Tenant Leases, Ground Leases, Equipment Leases, Construction Contracts, and all other liabilities shown on the balance sheet of CSSI disclosed in the Disclosure Letter to the extent they arise or relate to the period commencing on and after the Closing Date other than those for borrowed funds (the "Assumed
                                                                     -------
Liabilities").   Except as specifically set forth herein, Purchasers do not and
-----------
shall not assume any debts, obligations or liabilities of any nature whatsoever of the Sellers, including those related to income taxes, arising before or after the Closing or in connection with any of the Property or the businesses of the Sellers.

     3.   PURCHASE PRICE AND METHOD OF PAYMENT.
          ------------------------------------

          3.1  Purchase Price.  The Purchase Price of the Property is Eleven
               --------------
Million Seven Hundred Fifty Thousand Dollars ($11,750,000), adjusted as contained in Section 3.2.

          3.2  Payment of Purchase Price.
               -------------------------

               3.2.1 On the Closing Date, Purchasers will pay Seven Million Dollars ($7,000,000) to Sellers by Current Funds, subject to all adjustments, credits and prorations provided for in Sections 11 and 12 hereof.

               3.2.2 Also on the Closing Date, Purchasers will deliver to Sellers an installment note in the principal amount of Four Million Seven Hundred and Fifty Thousand Dollars ($4,750,000) (the "Installment Note"),
                                                      ----------------
subject to adjustment as contained herein, which shall bear interest at 6% per annum and shall be due no later than August 15, 1998 (the "Second Payment
                                                           --------------
Date"). The Installment Note shall be unsecured and fully subordinated to SBA
----
Communications Corporation's obligations under its senior credit facility on such terms as are satisfactory to SBA Communications Corporation's primary lender, but shall be backed by the Letter of Credit.

               3.2.3 The amount due under the Installment Note shall be reduced by: (a) the actual and direct costs paid to construct the Construction Towers or any towers substituted for any of the Construction Towers which are approved by Purchasers (the "Substitution Towers" which Substitution Towers may include one
                 -------------------
(1) or more of the eight (8) parcels of real property along the I-10 corridor between Jacksonville and Tallahassee described on Exhibit "E" as designated by
                                                  -----------
Sellers; otherwise the costs of constructing towers on such parcels shall be the sole responsibility of Purchasers) (i.e., the amounts which would have been recorded as "cost of sales" had the Construction Towers or Substitution Towers been built for a third party); (b) an amount equal to twelve times the amount by which annualized gross rents for the Florida Sites are less than $490,000.00;
(c) an amount equal to twelve times the amount by which annualized gross rents for the Georgia Sites are less than $191,000.00; (d) an amount equal to Two Hundred Thousand Dollars ($200,000.00) multiplied by the difference between twenty (20) towers and the actual number of Towers, Construction Towers and Substitution Towers completed and operating; and (e) the amount by which (if any) the accounts receivable assigned to Purchasers on the Closing Date remain unpaid after regular good faith efforts at collection by Purchasers, in which event any amounts paid in respect of such accounts receivable on or after the date upon which the Installment Note is paid in full shall be paid to CSSI. Only rents collected pursuant to leases assumed by or approved in writing by Purchasers shall be included in the calculations for this Section 3.2.3. Purchasers shall not unreasonably refuse to assume or so approve such leases. Any proposed tower site for which an anchor tenant described in Section 3.2.5 hereof has executed a lease shall be eligible for Purchasers' approval as a Substitution Tower. Purchasers shall not unreasonably withhold such approval. In any instance in which Purchasers do not approve such a proposed tower site as a Substitution Tower, Purchasers shall approve as a Substitution Tower the next such proposed tower site with an anchor tenant meeting the requirements of Section 3.2.5. Any rebates or refunds of construction costs received by Purchasers from Tenants on the Construction Towers or Substitution Towers shall be netted against the construction costs to be charged against the amounts due under the Installment Note.

               3.2.4 The amount due under the Installment Note shall be calculated (as of the end of the immediately preceding month) and paid pursuant to Section 3.2 beginning January 15, 1998 and continuing monthly until August 15, 1998 at which time a final calculation under Section 3.2 shall be made. With respect to any payment on the Installment Note to be paid after January 15, 1998, the amount payable shall be the amount calculated pursuant to Section
3.2.3 less all amounts previously paid pursuant to this Section 3.2.4.

               3.2.5 In order for any Tower, Construction Tower or Substitution Tower to be used in the calculation of any payment under the Installment Note, such Tower, Construction Tower or Substitution Tower must have as its anchor tenant a cellular or PCS A or B-Block carrier or Nextel.

               3.2.6 In order for any tower to be considered a Substitution Tower, Sellers must give notice to Purchasers pursuant to Section 3.4 of the Site Development Agreement that Sellers desire that such Antenna Tower Site be considered for purposes of Section 3.2 of this Agreement and not for any payment pursuant to Section 3.3(ii) of the Site Development Agreement. Any tower accepted by Purchasers as a Substitution Tower shall not be entitled to any payment pursuant to the Site Development Agreement.

               3.2.7 The six percent (6%) per annum interest due under the Installment Note shall only be paid on the amount due under the Installment Note after all adjustments pursuant to Section 3.2 have been made. All interest accrued on the Installment Note shall be payable at the time principal payments are made as set forth in Section 3.2.4.

          3.3  Allocation of Purchase Price.  The Purchase Price shall be
               ----------------------------
allocated on the closing statement among each of the items of Property being purchased hereunder, as mutually agreed by Sellers and Purchasers.

     4.   REPRESENTATIONS AND WARRANTIES OF SELLERS.  As a material inducement
          -----------------------------------------
to Purchasers to enter into this Agreement, Sellers represent and warrant to Purchasers that, except as otherwise disclosed in writing in the Disclosure
Letter:

          4.1  Due Organization.  CSSI and SCGI are duly organized and validly
               ----------------
existing corporations under the laws of the State of Florida and have the corporate power and lawful authority to own their respective properties and to transact their respective businesses in which they are currently engaged. CSSI and SCGI are not qualified to transact business as a foreign corporation in any state and are not required to be so qualified under applicable law.

          4.2  Power and Authority.
               -------------------

               4.2.1 All documents, including this Agreement, executed or to be executed by Sellers in connection with the transactions described herein (i) have been or will be duly authorized, executed and delivered by Sellers, (ii) are or will be legal, valid and binding obligations of Sellers, and (iii) do not or will not violate any provisions of any agreement to which any Seller is a party or to which it is bound. Sellers have the full right, power and authority, without the necessity of obtaining the consent or approval of any other Person, to enter into this Agreement and to perform their obligations under this Agreement.

               4.2.2 Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by Sellers with any of the provisions hereof, will (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the actual or possible termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Property which violation, conflict, breach, default, termination, acceleration or creation of lien, security interest, charge or encumbrance would reasonably be expected to have an adverse effect on Sellers, Purchasers, the business of either or the Property; under any of the terms, conditions or provisions of the Articles of Incorporation or By-laws of the Sellers; or any note, bond, mortgage, indenture, deed of trust, contract, permit, license, agreement, lease or other instrument or obligations to which any Seller is a party, or by which Sellers or any of their businesses or Property may be bound or affected; or (ii) violate any order, judgment, writ, injunction, decree, or any law, statute, rule, ordinance or regulation applicable to Sellers or any of their businesses or Property which violation would reasonably be expected to have an adverse effect on Sellers, Purchasers, the business of either or the Property.

          4.3  Articles of Incorporation and By-laws.  The copies of the
               -------------------------------------
Articles of Incorporation and any amendments thereto, and By-Laws of Sellers delivered to Purchasers as part of the Disclosure Letter will be true and complete as of the date of delivery of the Disclosure Letter and the Closing Date, and will be the same as in effect on the date hereof.

          4.4  Real Property.  For all Real Property owned by Sellers, Sellers
               -------------
have good and marketable fee simple title to the Real Property and the Improvements thereon, except as disclosed in title searches done by Purchasers prior to the Closing. Sellers will convey the Real Property and the Improvements thereon to Purchasers at Closing pursuant to the Deeds free and clear of all liens and encumbrances, excepting only the Permitted Exceptions. Sellers and Purchasers acknowledge that certain parcels of the Real Property owned by Segars are ground leased to CSSI (the "CSSI Leases"). Sellers agree to provide
                                -----------
Purchasers at the Closing with written evidence of the termination of all CSSI Leases in a form acceptable to Purchasers.

          4.5  Ground Leases.  For the Real Property not owned by Sellers,
               -------------
attached to the Disclosure Letter will be true, correct and complete copies of the Ground Leases. Sellers are the original lessees (or have validly succeeded to the rights of the original lessees) under each of the Ground Leases, hold the leasehold interest created under each of the Ground Leases, and are the sole owners of the Improvements located on the real property being leased thereunder. Sellers will assign the Ground Leases and convey the Improvements in connection therewith to Purchasers at Closing free and clear of all liens and encumbrances, excepting only the Permitted Exceptions. Furthermore, Sellers represent and warrant that: (i) each Ground Lease is in full force and effect and has not been modified or amended; (ii) Sellers are in actual possession of the leased premises under each of the Ground Leases; (iii) Sellers have paid the rent set forth in each of the Ground Leases on a current basis and there are no past due amounts; (iv) except as expressly set forth in the Ground Leases, Sellers are not obligated to pay any additional rent or charges to any of the Ground Lessors for any period subsequent to the Closing Date; and (v) Sellers have not received notice from or given notice to any Ground Lessor claiming that such Ground Lessor or Sellers are in default under any of the Ground Leases, and, to the best of Sellers' knowledge, there is no event which, with the giving of notice or the passage of time or both, would constitute such a default.

          4.6  Easements.  Attached to the Disclosure Letter will be true,
               ---------
correct and complete copies of the Easements. Sellers are the original grantees (or have validly succeeded to the rights of the original grantees) under each of the Easements, have good and marketable title to the Easements, and are the sole owners of the Improvements located on the easement areas thereunder. Sellers will convey their interests in the Easements and the Improvements in connection therewith to Purchasers at Closing free and clear of all liens and encumbrances, excepting only the Permitted Exceptions. Furthermore, Sellers represent and warrant that: (i) each Easement is in full force and effect and has not been modified or amended; (ii) Sellers are in actual possession of the easement area under each of the Easements; (iii) except as expressly set forth in the Easements, Sellers are not obligated to pay any rent or charges under any of the Easements for any period subsequent to the Closing Date; and (iv) Sellers have not given notice to or received notice from any Person claiming that the Person or Sellers are in default under any Easement, and, to the best of Sellers' knowledge, there is no event which, with the giving of notice or the passage of time or both, would constitute such a default.

          4.7  Tenant Leases.  Attached to the Disclosure Letter will be true,
               -------------
correct and complete copies of the Tenant Leases. Sellers are the original lessors (or have validly succeeded to the rights of the original lessors) under each of the Tenant Leases. Sellers will assign their interests in the Tenant Leases to Purchasers at Closing free and clear of all liens and encumbrances, excepting only the Permitted Exceptions. Except for the rights of the Tenants, as tenants only, pursuant to the Tenant Leases, no Person other than Purchasers will on the Closing Date be in, or have any right or claim to, possession of any of the Property. Other than the Tenant Leases, there are no leases, subleases, licences or other occupancy agreements (written or oral) which grant any possessory interest in or to any of the Tower Sites or the Improvements thereon, or which grant other rights with respect to the use of any of the Property. Furthermore, Sellers represent and warrant that: (i) each Tenant Lease is in full force and effect and has not been modified or amended; (ii) each Tenant has accepted possession of its premises under its Tenant Lease; (iii) Sellers are collecting the rent set forth in each Tenant Lease on a current basis and there are no past due amounts thereunder in excess of one month; (iv) except as expressly set forth in the Tenant Leases, no Tenant is entitled to any rental concessions or abatements in rent for any period subsequent to the Closing Date;
(v) Sellers have not given notice to any Tenant claiming that the Tenant is in default under its Tenant Lease, and, to the best of Sellers' knowledge, there is no event which, with the giving of notice or the passage of time or both, would constitute such a default; (vi) Sellers have not received notice from any Tenant claiming that Sellers are in default under the Lease, or claiming that there are defects in the Improvements, which default or defect remains uncured; (vii) Sellers have not received notice from any Tenant asserting any Claims, offsets or defenses of any nature whatsoever to the performance of its obligations under its Tenant Lease and, to the best of Sellers' knowledge, there is no event which, with the giving of notice or the passage of time or both, would constitute the basis of such Claim, offset or defense; and (viii) except as expressly set forth in the Tenant Leases, there are no security deposits or prepaid rentals under any of the Tenant Leases.

          4.8  Equipment Leases.   Attached to the Disclosure Letter will be
               ----------------
true, correct and complete copies of the Equipment Leases. Sellers are the original lessees (or have validly succeeded to the rights of the original lessees) under each of the Equipment Leases and hold the leasehold interest created under each of the Equipment Leases. Sellers will assign the Equipment Leases to Purchasers at Closing free and clear of all liens and encumbrances, excepting only the Permitted Exceptions. Furthermore, Sellers represent and warrant that: (i) each of the Equipment Leases is in full force and effect and has not been modified or amended; (ii) Sellers are in actual possession of the equipment leased under each of the Equipment Leases; (iii) Sellers have paid the rent set forth in each of the Equipment Leases on a current basis and there are no past due amounts; (iv) except as expressly set forth in the Equipment Leases, Sellers are not obligated to pay any additional rent or charges to any of the Equipment Lessors for any period subsequent to the Closing Date; and (v) Sellers have not received notice from or given notice to any Equipment Lessor claiming that such Equipment Lessor or Sellers are in default under any of the Equipment Leases and, to the best of Sellers' knowledge, there is no event which, with the giving of notice or the passage of time or both, would constitute such a default.

          4.9   Construction Contracts.   Attached to the Disclosure Letter will
                ----------------------
be true, correct and complete copies of the Construction Contracts. Sellers will assign the Construction Contracts to Purchasers at Closing free and clear of all liens and encumbrances, excepting only the Permitted Exceptions. Furthermore, Sellers represent and warrant that: (i) each of the Construction Contracts is in full force and effect and has not been modified or amended; (ii) Sellers have been paid the sums due them under each of the Construction Contracts on a current basis, there are no past due amounts under the Construction Contracts and the Sellers have not been paid in advance for any work not yet performed by them under the Construction Contracts; (iii) Sellers have not given notice to any Contract Party claiming that the Contract Party is in default under its Construction Contract, and, to the best of Sellers' knowledge, there is no event which, with the giving of notice or the passage of time or both, would constitute such a default; (iv) Sellers have not received notice from any Contract Party claiming that Sellers are in default under the Construction Contracts, or claiming that there are defects in the work performed by the Sellers thereunder, which default or defect remains uncured; and (v) Sellers have not received notice from any Contract Party asserting any Claims, offsets or defenses of any nature whatsoever to the performance of its obligations under its Construction Contract and, to the best of Sellers' knowledge, there is no event which, with the giving of notice or the passage of time or both, would constitute the basis of such Claim, offset or defense.

          4.10  No Subsidiaries.  On the date hereof CSSI and SCGI do not own,
                ---------------
and on the Closing Date Sellers will not own, either of record, beneficially or equitably, any capital stock or other securities or any other direct or indirect interest in any firm, corporation or other entity (including any joint venture or partnership) (a "Subsidiary"). At no time during the periods covered by the
                    ----------
tax returns of Sellers included in the Disclosure Letter or by the Financial Statements (as hereinafter defined) did CSSI or SCGI have any Subsidiaries which could have been consolidated with CSSI or SCGI for purposes of filing such tax returns or preparing such Financial Statements.

          4.11  Defects.  To Sellers' knowledge, there are no material physical,
                -------
structural or mechanical defects in any of the Towers, the Headquarters or other Improvements, and the same are suitable and adequate for their intended use.

          4.12  Utilities and Access.  All electric, telephone, drainage
                --------------------
facilities and other utilities required for use and operation of the Tower Sites and the Headquarters are installed up to the boundaries of the Tower Sites or Headquarters, as appropriate, within valid, written, recorded easements. Such utilities are in good working order, meet all current codes and ordinances and are of adequate size and capacity to service the Tower Sites or Headquarters, as appropriate. Each Tower Site and the Headquarters has adequate, direct, indefeasible legal and practical pedestrian and vehicular access to paved public roads.

          4.13  Mechanics' Liens.  On the Closing Date, there will be no
                ----------------
outstanding contracts made or authorized by Sellers for the Improvements or any other work or services to the Property (other than the Construction Towers), including professionals such as architects, engineers and planners, which have not been fully paid for to the extent payment is due and owing as of the Closing Date.

          4.14  Taxes and Assessments.  All ad valorem real property taxes for
                ---------------------
the Real Property and all personal property taxes for the Tangible Personal Property have been fully paid for the year 1996, and all prior years. There are no existing or pending special assessments, fees or similar obligations affecting any of the Tower Sites or the Appurtenant Property, which may be assessed by any Governmental Authority. Sellers will be liable for any such special assessments, fees or similar obligations affecting any of the Tower Sites that arise prior to the Closing Date. All federal, state, local and foreign tax returns, reports, statements and other similar filings required to have been filed by Sellers (the "Tax Returns") with respect to any federal,
                                 -----------
state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under laws of the United States of any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) (the "Taxes"), have been filed with
                                                -----
the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the liabilities of Sellers for Taxes for the periods, property or events covered thereby. All Taxes, including without limitation those which are called for by the Tax Returns, or heretofore or hereafter claimed with respect to periods on or before the Closing Date to be due by any taxing authority from Sellers, have been properly accrued or paid or are being contested in good faith by all reasonably appropriate actions and/or proceedings so long as Sellers have established such reserves for the payment of such Taxes as may be commercially prudent. Sellers have made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to Taxes imposed upon Sellers. Since the Statement Date, Sellers have not incurred any liability with respect to any Taxes except in the ordinary and regular course of business. CSSI and SCGI have elected to be treated as a Subchapter S corporation under the Internal Revenue Code of 1986, as amended (the "Code"). Neither CSSI nor SCGI have been
                                       ----
members of an affiliated group of corporations filing a consolidated income tax return, nor have Sellers ever made an election under Section 341(f) of the Code. No waiver by Sellers of the statute of limitations with respect to any Taxes is in effect. To the best of Sellers' knowledge, none of the Tax Returns of Sellers have been or are being audited by the Internal Revenue Service or any other regulatory authority. There are no present or, to the best knowledge of Sellers, potential disputes as to Taxes payable by Sellers that could themselves have or result in any adverse effect on Sellers.

          4.15  Condemnation.  There are no present or pending legal or
                ------------
administrative proceedings relative to condemnation, or other taking by any Governmental Authority, of any portion of the Property, and, to the best of Sellers' knowledge, no such proceedings are contemplated.

          4.16  Legal Compliance; No Proceedings.  To the best of Sellers' know
                --------------------------------
ledge, the use, maintenance and operation of the Property by Sellers, the Tenants and all other Persons is in full compliance with all applicable Legal Requirements (including, without limitation, requirements concerning acting as a contractor in those states where Sellers engage in such activities) and with all easements, restrictive covenants, reservations and similar matters of record. Sellers have received no notice of any violation currently affecting the Property. There are no other suits, actions or proceedings pending or, to the best of Sellers' knowledge, threatened against or affecting the Property before any Governmental Authority, and, to the best of Sellers' knowledge, Sellers are not in default under any judgment, order, writ, injunction, rule or regulation issued by any Governmental Authority. To the best of Sellers' knowledge, Sellers are not conducting or carrying on their businesses or affairs in violation of any foreign, federal, state or local law, statute, ordinance, rule, regulation or court or administrative order or process. To the best of Sellers' knowledge, none of the Sellers nor any of their respective officers, directors, employees or agents, on behalf of or for the benefit of any Seller, directly or indirectly, has (i) offered, paid or received any remuneration to or from, or made any arrangement with, any of the past or present customers or potential customers of Sellers in order to obtain business from such customers, other than standard pricing or discount arrangements consistent with proper business practice and applicable law, (ii) given or received, or agreed to give or receive, or is, to Sellers' knowledge, aware that there has been made, or that there is an agreement to make or receive, any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any past or present customer, supplier, source of financing, landlord, subtenant, licensee or anyone else at any time, (iii) made, or has agreed to make, or is, to Sellers' knowledge, aware that there is any agreement to make, any political contribution or any contributions, payments or gifts of their respective funds or property to or for the private use of any governmental official, employee or agent, whether either the payment or the purpose of such contribution, payment or gift relates to the businesses of Sellers and is illegal under the laws of the United States, any state thereof or any other jurisdiction (foreign or domestic), or made, or has agreed to make, or is aware that there have been made or that there is any agreement to make, any payments to any persons with the intention or understanding that any part of such payment was to be used directly or indirectly for the benefit of any past or present customer, employee, supplier or landlord of any Seller, or for any purpose other than that reflected in the documents supporting the payments.

          4.17  Permits.  To the best of Sellers' knowledge, the Permits listed
                -------
and described in the Disclosure Letter will comprise all licenses, consents, authorizations, approvals and permits issued by any Governmental Authority used or necessary in connection with the operation of Sellers respective businesses. All such Permits have been duly and validly issued, are in full force and effect, and all rights and entitlements thereunder are vested exclusively in Sellers. To the best of Sellers' knowledge, Sellers have not committed any act or failed to act in a manner or under circumstances which could result in the revocation or suspension of any such Permits or in any other disciplinary action relating thereto. To the best of Seller's knowledge, no one has claimed and Sellers have not received any notice that they have committed any such act or failed to so act. The consummation of the transactions provided for in this Agreement will not impair or adversely affect any of the rights, powers or privileges granted pursuant to any such Permits. All such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees.

          4.18  Hazardous Materials. (a) To the best of Sellers' knowledge,
                -------------------
Sellers have obtained all permits, licenses and other authorizations which are required in connection with the conduct of their respective businesses under all applicable laws, rules or regulations relating to pollution, including laws, rules or regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, groundwater or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes (collectively, "Environmental Laws"). To the best of Sellers' knowledge, Sellers are in
 ------------------
compliance in the conduct of their respective businesses with all terms and conditions of such required permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

          As used in this Agreement the reference to "hazardous or toxic waste" or "hazardous or toxic substances" shall mean any flammables, explosives, radioactive materials, hazardous wastes, friable asbestos or any material containing asbestos, toxic substances or related materials, including, without limitation, substances now or hereafter defined as hazardous substances, hazardous materials or toxic substances in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. (S)9601, et. seq.); The Hazardous Materials Transport Act, (49 U.S.C. (S)1801 et. seq.),
--  ---                                                              --  ---
The Resource Conservation and Recovery Act (42 U.S.C. (S)6901, et. seq.); any
                                                               --  ---
so-called "Superfund" or "Superlien" law, or any other applicable federal, state or local law, common law, code, rule, regulation, or ordinance, presently in effect or hereafter enacted.

          (b) Sellers are not aware of, nor have they received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with the Environmental Laws or any code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

          4.19  No Flood Hazard Area.  To the best of Sellers' knowledge, no
                --------------------
Real Property is located within an area that has been designated by the Federal Insurance Administration, the Army Corps of Engineers, the Federal Emergency Management Administration or any other Governmental Authority as being subject to any special or increased flooding hazards.

          4.20  No Other Contracts.  Except for (i) the contracts listed in the
                ------------------
Disclosure Letter, true and complete copies of which will be provided to Purchasers and (ii) contracts unrelated to the businesses of Sellers to which CSSI and SCGI are not a party, Sellers are not parties to, nor are any assets owned by them bound by or subject to, any Contract which (i) has a monetary value of $15,000 or more, either individually or in the aggregate with the same party, or (ii) is material to or materially affects the business or Property of Sellers. All such contracts are valid, binding and enforceable on and against Sellers, and against the other parties thereto, in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to creditors' rights or by the application of equitable principles when equitable remedies are sought. Sellers are not in breach of, or default under, any contract in any respect, and, to the best of Sellers' knowledge, no event or action has occurred, is pending, or is threatened, which after the giving of notice, or the lapse of time, or otherwise, would constitute or result in a breach or default by Sellers or any other Person under any Contract. Sellers have not received notice that any party to any of the contracts intends to cancel, suspend or terminate any of the contracts or to exercise or not exercise any options under any of the contracts.

          4.21  Financial Statements.  The Disclosure Letter will contain the
                --------------------
true and complete copies of the financial statements of CSSI and SCGI as, at and for the year ended December 31, 1996, including the notes thereto and the report thereon of CSSI's certified public accounting firm which is, on the date hereof, Robson, Scribner & Stewart, P.A. (the "Accountants"), and the unaudited
                                       -----------
statements of income for the businesses for the year to date period ended June 30, 1997 (the "Statement Date"). All such financial statements, together with
               --------------
the notes thereto, have been prepared in accordance with generally accepted accounting principles (except that notes are not included in the financial statements for the period ended June 30, 1997) applied on a consistent basis throughout the periods covered by such statements and present fairly in all material respects the financial position, the results of operations and the changes in financial position, as the case may be, as of the respective dates and for the respective periods indicated, and for the respective entities or divisions indicated (collectively the "Financial Statements").
                                       --------------------

          4.22  Undisclosed Liabilities.  CSSI and SCGI had, as of the Statement
                -----------------------
Date, or will have as of the date of the Closing Date, no liabilities or obligations of any nature (whether accrued, absolute, fixed or unfixed, known or unknown, asserted or unasserted, contingent, by guaranty, surety or assumption or otherwise), which were not, or will not be, fully disclosed, reflected or reserved against in the Financial Statements or the notes thereto except for liabilities of a recurring nature incurred in the ordinary course of business and which are not material to

CSSI and SCGI's financial position or future prospects. Except for current liabilities or obligations which have been incurred since the Statement Date in the ordinary course of business, CSSI and SCGI have not incurred any liability or obligation of any nature (whether accrued, absolute, fixed or unfixed, known or unknown, asserted or unasserted, contingent, by guaranty, surety or assumption or otherwise). There are no outstanding powers of attorney granted by CSSI or SCGI.

          4.23  Related Parties.  Except as disclosed in the Disclosure Letter,
                ---------------
no officer, director, stockholder or employee of Sellers or any person who would be an heir or descendant of an officer, director or stockholder if he were not now living, (a) has any direct or indirect interest in (i) any entity which does business with Sellers or (ii) any property, asset or right which is used by Sellers in the conduct of their respective businesses; or (b) has any contractual relationship with any Seller, including without limitation as debtor or creditor, other than a relationship arising from the status of officer, director, employee or stockholder.

          4.24  Accounts Receivable  The accounts, notes, contracts and other
                -------------------
receivables which are reflected in the Financial Statements were acquired by CSSI and SCGI in the ordinary and regular course of their businesses arising from bona fide sales and deliveries of goods, services or other business transactions and the aggregate gross amount of the accounts, notes, contracts and other receivables which are reflected in the Financial Statements (without reduction for any bad debt or other reserve) have been collected in full or CSSI and SCGI have no knowledge of any facts that would reasonably lead Sellers to believe that such amounts will not be collected in the ordinary course of business at no less than CSSI and SCGI's historical collection rate over the two
(2) year period ending on the Effective Date. The accounts, notes, contracts and other receivables which have been or will be acquired by CSSI and SCGI after the Statement Date were or will be acquired in the ordinary and regular course of business and the aggregate amount thereof (without reduction for any bad debt or other reserve) has been collected in full or Sellers have no knowledge of any facts that would reasonably lead Sellers to believe that such amounts will not be collected in the ordinary course of business at no less than CSSI and SCGI's historical collection rate over the two (2) year period ending on the Effective Date. Sellers have not received any revenue for goods or services not yet provided by them under contract.

          4.25  Absence of Certain Changes or Events.  Except as disclosed in
                ------------------------------------
the Disclosure Letter or any other Exhibit hereto or as expressly provided for or contemplated in this Agreement, Sellers have conducted their respective businesses since the Statement Date through the date hereof only in the ordinary course, and since the Statement Date, there has not been any:

          (i) change in the condition (financial or otherwise), assets, liabilities, earnings or businesses of Sellers or with respect to the business relations with any of the employees, suppliers or customers of Sellers, other than changes in the ordinary course of business which in the aggregate have not been materially adverse;

          (ii) Loss, damage or destruction to any of the Property due to fire or other casualty, whether or not insured, materially adversely affecting the business or the Property, (and Sellers agree to promptly inform Purchasers of any fire or casualty, loss or damage with respect to the Property amounting to more than $20,000);

          (iii) Change in the Articles of Incorporation of CSSI or SCGI or their By-Laws; or the issuance, sale or other disposition of any stock, stock options, bonds, notes or other securities of CSSI or SCGI;

          (iv) Mortgage, pledge or subjection to lien, charge or any other encumbrance of any of the Property, tangible or intangible except the lien, if any, of current real and personal property taxes incurred but not yet due and payable and leasehold interests in personal property arising from the leasing of such property by Sellers in the ordinary course of business;

          (v) Sale, assignment or transfer of any of the Property or cancellation of any debts or claims relating to the businesses, except in each case in the ordinary course of business;

          (vi) Waiver of any rights of substantial value to Sellers relating to their businesses, whether or not in the ordinary course of business;

          (vii) Entrance by Sellers into any collective bargaining agreement, or incurrence of any significant labor trouble or work stoppage;

          (viii) Capital expenditures in excess of twenty five thousand dollars ($25,000.00) individually or fifty thousand dollars ($50,000.00) in the aggregate by Sellers with respect to their respective businesses;

          (ix) incurrence of any obligation or liability (absolute or contingent), except for current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business, consistent with past practice;

          (x) increase in compensation payable or to become payable by Sellers to any officer, employee, agent or consultant, whether by means of bonus, percentage compensation, service award or other like benefit, or welfare, pension, retirement or similar payment or arrangement, except in the ordinary course of business;

          (xi) discharge or satisfaction of any lien, charge or encumbrance, or payment of any obligation or liability, absolute or contingent, by Sellers, other than current liabilities shown on the Financial Statements and current liabilities incurred since that date in the ordinary course of business;

          (xii) release, compromise, waiver or cancellation of any debts to or claims by Sellers, except in each case in the ordinary course of business, or waiver of any rights of substantial value;

          (xiii) change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates or income recognition methods) by Sellers or revaluation by Sellers of any of their Property;

          (xiv) loan by Sellers to any Person or entity, or guaranty by Sellers of any loan;

          (xv) amendment or termination of any oral or written contract, agreement or license to which any Seller is a party or by which it is bound, except in the ordinary course of business;

          (xvi) other event or condition of any character that has or might reasonably have a material adverse effect on the businesses of Sellers (excluding events or conditions, if any, of public knowledge or of a general economic, market or similar nature) or indicate that an existing customer of any Seller may not continue as a customer after the Closing;

          (xvii) failure by Sellers to satisfy any of its debts, obligations or liabilities as the same became due and owing; or

          (xviii)   Agreement by Sellers to do any of the foregoing.

     Until the Closing Date, Sellers shall not do any of the things described in the preceding clauses (i) and (iii) through (xviii).

          4.26      Inventory.  Except as otherwise indicated in the Disclosure
                    ---------
Letter, the Inventory, as of the date of this Agreement, materially consists of items of a quality and quantity usable and, except for office supplies, salable in the ordinary course of business. All items included in the Inventory are the property of Sellers.

          4.27      Equipment.  The Disclosure Letter will contain a complete
                    ---------
and accurate schedule describing, and specifying the location of, substantially all major equipment in the possession of, or use by, Sellers in connection with their respective businesses. Such equipment is in good and operable condition, ordinary wear and tear excepted.

          4.28 Labor Matters.
               -------------

               4.28.1  Employee Names and Salaries.  The Disclosure Letter will
                       ---------------------------
contain a true and complete list of the names of all employees of Sellers whose current annual base rate of compensation is $20,000 or more, and shall state the current base rates of compensation payable to each employee listed.

               4.28.2  Legal Compliance.  Except as set forth in the Disclosure
                       ----------------
Letter, Sellers have complied (after expiration of any applicable cure period) in all material respects with all material laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes.

               4.28.3  Employment Contracts and Agreements.  Except as provided
                       -----------------------------------
in the Disclosure Letter, Sellers are not a party to any employment contracts or collective bargaining agreements with respect to their businesses. All pension, retirement, bonus, profit sharing, health care, death benefit, disability, deferred compensation or other agreements or arrangements including, but not limited to, trust agreements and insurance contracts related thereto, providing for employee remuneration or benefits to which Sellers are a party or by which Sellers are bound with respect to their businesses are evidenced in the payroll or personnel records of the Sellers relating to their businesses; all such contracts and arrangements are in full force and effect, and Sellers are not in default under them. There have been no claims of defaults and, to the knowledge of Sellers, there are no facts or conditions which if continued, or on notice, will result in a default under such contracts or arrangements.

     There is no pending or, to Sellers' knowledge, threatened labor dispute, strike, work stoppage, grievance or arbitration affecting their businesses, the Property or the employees of their businesses. There are no pending or, to the knowledge of Sellers, threatened claims for representation by any labor organization with respect to any of the unrepresented employees of their businesses. Sellers have no contractual obligation with any union representing the employees of their businesses requiring Purchasers to assume any of the existing contractual obligations under any current collective bargaining agreement. Except as set forth in the Disclosure Letter there are no pending or, to the knowledge of Sellers, threatened unfair labor practice charges, and, to Sellers' knowledge, Sellers have not taken any action which could give rise to any unfair labor practice charge.

               4.28.4  Benefit Plans and ERISA.  (a) The Disclosure Letter will
                       ------------------------
list all employee benefit plans and labor and employment agreements or other similar arrangements to which any Seller is a party or by which any is bound, legally or otherwise (collectively, "Benefit Plans"), including, without
                                     -------------
limitation, (i) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (ii) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, (iii) any employment agreement, oral or written, or
(iv) any other "employee benefit plan" (within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA")).
                                                                    -----
No Benefit Plan is (i) a stock bonus, pension or profit-sharing plan within the meaning of Section 401(a) of the Code; (ii) subject to Title IV of ERISA; or
(iii) a "multi-employer plan" (within the meaning of Section 3(37) of ERISA).

          (b) Sellers are in full compliance with the applicable provisions of ERISA (as amended through the date of this Agreement), the regulations and published authorities thereunder, and all other laws applicable with respect to all such Benefit Plans in all respects. Sellers have performed all of their obligations under all such Benefit Plans in all respects, all of which are in full force and effect. There are no actions, suits or claims pending or, to the knowledge of any Seller, threatened against such Benefit Plans or their assets, or arising out of such Benefit Plans, and no facts exist which could give rise to any such actions, suits or claims. Each of the Benefit Plans can be terminated by either CSSI or SCGI within a period of thirty (30) days without payment of any additional compensation or additional vesting or acceleration of any such benefits. Sellers have complied in all respects with, and is not in violation in any respect of, applicable federal, state and local equal employment opportunity and other employment of labor statutes, laws and regulations with respect to its employees, including without limitation, those involving health and safety matters.

          (c) All group health plans of Sellers have been operated in compliance with the group health plan continuation coverage requirements of Sections 162(k) (as in effect immediately prior to the Technical and Miscellaneous Revenue Act of 1988) and 4980B of the Code in all respects to the extent such requirements are applicable.

          (d) There has been no act or omission by Sellers or any ERISA affiliate that has given rise to or may give rise to fines, penalties, taxes, or related charges under Section 502(c) or (i) or Section 4071 of ERISA or Chapter 43 of the Code.

          4.29 Intangible Property and Trade Secrets.
               -------------------------------------

          (a) Sellers do not own licenses or have any other interest in, and have never used, any patents, trademarks, service marks, logos, trade names, software, proprietary designs, assumed names or copyrights, or applications for any of the foregoing other than those listed and described in the Disclosure Letter (collectively, the "Intellectual Property"), which constitute all those
                           ---------------------
necessary for the conduct of the respective businesses of the Sellers as presently conducted. To the best of Seller' knowledge, there is not now and has not been during the past six (6) years any infringement, misuse or misappropriation by Sellers of any valid patent, trademark, trade name, software, service mark, copyright or Trade Secret (as such term is defined below) which relates to or is used in the businesses of Sellers and which is owned by any third party, and there is not now any existing or, to the knowledge of Sellers, threatened claim against Sellers of infringement, misuse or misappropriation of any Intellectual Property. The Intellectual Property is valid and in full force and effect and is not subject to any taxes, maintenance fees or other actions.

          (b) To the knowledge of Sellers, all trade secrets, including secret processes, inventions, designs, techniques, industrial models, discoveries, improvements, modifications, customer lists, know-how, computer programs, software and routines, and other technical data (collectively, "Trade Secrets")
                                                                -------------
currently used or owned by or in which Sellers have any rights or which are otherwise used in the businesses of Sellers, are not part of the public knowledge or literature, nor have they been used, divulged, or appropriated for the benefit of any past or present employees or other persons, or to the detriment of Sellers. To the knowledge of Sellers, Sellers have taken all reasonable security measures to protect the secrecy, confidentiality, and value of the Trade Secrets, and the employees of Sellers and any other Persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed, or designed these Trade Secrets, or who have knowledge of or access to information relating to them, have been put on notice and, if appropriate, have entered into an agreement that these Trade Secrets are proprietary to Sellers and are not to be divulged or misused. All such agreements will be identified in the Disclosure Letter. Sellers do not use any computer software in their businesses which are proprietary to Sellers or not generally available to businesses engaged in similar services.

          4.30 Insurance.  The Disclosure Letter will contain a list and brief
               ---------
description of substantially all insurance policies for which Purchasers are assuming liability for unpaid premiums or deductibles. Each of the insurance policies is in good standing. The cost of insurance on the Property on the day
after the Closing Date shall be the sole responsibility of Purchasers.   No
premiums or deductibles are owed or shall be owing under any of the Sellers' insurance policies covering the periods prior to the Closing Date.

          4.31 Restrictions.  No Seller is a party to any indenture, agreement,
               ------------
contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which adversely affects or restricts or, so far as Sellers can now reasonably foresee, may in the future adversely affect or restrict, the business, operations, assets, properties or condition (financial or otherwise) of Sellers after consummation of the transactions contemplated hereby.

          4.32 Conditions Affecting Sellers.  There is no fact, development or
               ----------------------------
threatened development with respect to the markets, products, services, clients, customers, facilities, computer software, data bases, personnel, vendors, suppliers, third-party payors, operations or assets of the businesses of Sellers which are known to Sellers which would materially adversely affect the business, operations or prospects of Sellers considered as a whole, other than such conditions as may affect as a whole the economy generally. Sellers do not have any reason to believe that any loss of any employee, agent, customer or supplier or other advantageous arrangement will result because of the consummation of the transactions contemplated hereby.

          4.33 Accurate Documents.  All contracts, documents, reports, deeds,
               ------------------
leases, title insurance policies, title opinions, surveys and other items relating to the Property and delivered to Purchasers pursuant to this Agreement or the Disclosure Letter are true, correct and complete copies of the originals thereof.

          4.34 Accuracy of Representations and Warranties.  All of Sellers'
               ------------------------------------------
representations and warranties contained in this Agreement and Sellers' liability therefor will survive the Closing.

     5.   REPRESENTATIONS AND WARRANTIES OF PURCHASERS.  As a material
          --------------------------------------------
inducement to Sellers to enter into this Agreement, Purchasers represent and warrant to Sellers as follows:

          5.1  Power and Authority.
               -------------------

               5.1.1 Purchasers are corporations, duly organized and validly existing under the laws of their states of incorporation, and are duly qualified to transact business under the laws of each state in which Purchasers actually conduct business. All documents, including this Agreement, executed or to be executed by Purchasers in connection with the transactions described herein (i) have been or will be duly authorized, executed and delivered by Purchasers, (ii) are or will be legal, valid and binding obligations of Purchasers, and (iii) do not or will not materially violate any provisions of any agreement to which any Seller is a party or to which it is bound in such a manner as to impair Purchasers' ability to perform its obligations under this Agreement or any other agreement with any of the Sellers entered into in connection herewith. Purchasers have the full right, power and authority, without the necessity of obtaining the consent or approval of any other Person, to enter into this Agreement and to perform their obligations under this Agreement.

               5.1.2 Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by Purchasers with any of the provisions hereof, will (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the actual or possible termination of, or accelerate the performance required by any of the terms, conditions or provisions of the Articles of Incorporation or By-laws of the Purchasers; or any note, bond, mortgage, indenture, deed of trust, contract, permit, license, agreement, lease or other instrument or obligations to which Purchasers are a party which violation, conflict, breach, default, termination or acceleration would reasonably be expected to impair Purchasers' ability to perform their obligations under this Agreement or any other agreement with any of the Sellers entered into in connection herewith; or (ii) violate any order, judgment, writ, injunction, decree, or any law, statute, rule, ordinance or regulation applicable to Purchasers which violation would reasonably be expected to impair Purchasers' ability to perform their obligations under this Agreement or any other agreement with any of the Sellers entered into in connection herewith.

          5.2  Accuracy of Representations and Warranties.  All of Purchasers'
               ------------------------------------------
representations and warranties contained in this Agreement and Purchasers' liability therefor will survive the Closing. Sellers will have no duty to investigate or inquire about the accuracy or veracity of any representation or warranty of Purchasers.

     6.   SELLERS' AND PURCHASERS' OBLIGATIONS BEFORE CLOSING, AT CLOSING AND
          -------------------------------------------------------------------
POST CLOSING.
------------

          6.1  Disclosure Letter.  Sellers covenant to deliver the Disclosure
               -----------------
Letter to Purchasers within ten (10) days following the Effective Date.

          6.2  Access.  Purchasers and their representatives, agents,
               ------
contractors, architects and engineers will have access to the Property and the financial records of the Property at any time during normal business hours during the Inspection Period, at Purchasers' sole cost and expense, to show the Property to third parties and to perform any tests, borings, inspections, surveys, studies, environmental site assessments and measurements which Purchasers reasonably deem necessary or appropriate. Purchasers will restore any disturbed Property to its prior condition. Purchasers will indemnify and hold Sellers harmless from any Claims suffered or incurred by Sellers as a result of Purchasers' entry upon the Property prior to the Closing, for a period of one
(1) year after the Closing or until the earlier termination of this Agreement, as the case may be, after which time such indemnity will be deemed to be of no further force or effect, except as to any Claim which Sellers have notified Purchasers of prior to the expiration of the one (1) year period.

          6.3  Contacts.  Purchasers may, but are not obligated to, contact any
               --------
Governmental Authority about any Permits or Legal Requirements concerning the Property, and may, but are not obligated to, contact any Ground Lessor, Equipment Lessor, Tenant, Contract Party, or other Person about the Ground Leases, the Equipment Leases, the Easements, the Tenant Leases, the Construction Contracts or any other aspects of the Property.

          6.4  Changes During Inspection Period.  Except as otherwise provided
               --------------------------------
in this Agreement, during the Inspection Period, Sellers will not (a) permit any new occupancy of, or enter into any new lease, license or other occupancy agreement for, space on any of the Towers or in any of the Improvements located on any of the Tower Sites, (b) renew, modify or terminate the Tenant Leases, the Ground Leases, Construction Contracts or Equipment Leases, (c) take any action or fail to take any action that would constitute a default under the Tenant Leases, the Ground Leases, the Easements, the Construction Contracts or the Equipment Leases, or (d) enter into or renew any management, maintenance, service or other agreement affecting the Property, without Purchasers' prior written approval in each instance, which approval will not be unreasonably withheld or delayed.

          6.5    Conduct of Businesses; Affirmative Covenants.  Sellers will,
                 --------------------------------------------
prior to the Closing, conduct their respective businesses only in the ordinary course and will not do, or cause to be done, anything which is represented and warranted not to have been done by them in this Agreement since the Statement Date pursuant to Section 4 and which would have a material adverse effect on their respective businesses. Sellers will, until the Closing Date, use their best efforts in the manner previously employed by Sellers in the operation of their respective businesses to:

          (i) preserve their businesses intact and carry on their businesses in the ordinary course;

          (ii) maintain the Property in customary repair, working order and condition, reasonable wear and tear excepted;

          (iii) continue their operations at their present level and only in the usual, regular and ordinary course and manner;

          (iv) continue to insure all Property owned or leased by Sellers substantially in accordance with the manner set forth in the Disclosure Letter;

          (v) keep available to Purchasers the services of the present officers and employees of Sellers;

          (vi) preserve and keep in full force any and all confidential information, trade secrets, licenses and permits, and comply in all material respects with the requirements of all material applicable laws, rules, regulations and orders of all regulatory agencies and authorities having jurisdiction over the businesses or the Property;

          (vii) pay and discharge, or cause to be paid and discharged, all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income or property, except for those items being contested;

          (viii) promptly notify Purchasers in writing of any material investigation, action, suit or proceeding commenced against them before any court or any governmental department, commission, board, bureau, agency or instrumentality; and

          (ix) preserve for Purchasers the good will of the suppliers, customers and others having business relations with the Sellers except as otherwise permitted by this Agreement or consented to by Purchasers in writing.

     6.6   Conduct of Businesses; Negative Covenants.  Sellers, prior to the
           -----------------------------------------
Closing, will not, except in the ordinary course of business, or as otherwise permitted by this Agreement or consented to by Purchasers in writing:

     (i) Knowingly fail in any material respect to comply with any laws, ordinances, regulations or other governmental restrictions applicable to the businesses;

     (ii)  Grant any powers of attorney in connection with the businesses; or

     (iii) Make any shareholder distributions to Robert and/or Denise Segars or any other Person from January 1, 1997 forward other than (i) the payment of normal salaries in effect as of the date hereof; (ii) to satisfy income tax liabilities of Robert or Denise Segars (calculated at the 40% rate) attributable to the operations of the Sellers from January 1, 1996 through the date of Closing; and (iii) an amount not to exceed $57,500.

     (iv) Do anything which would cause the representations and warranties set forth in Section 4 hereof to be untrue, incomplete or inaccurate in any respect on the Closing Date;

     (v) Enter into any contract or agreement for (i) the purchase of goods, equipment or services by Sellers, without Purchasers' prior written consent, which shall not be unreasonably withheld, except in the ordinary course of business and not exceeding $25,000 for any individual contract or agreement, nor exceeding $75,000 in the aggregate, and except for contracts or agreements relating to legal, accounting and other services to be provided to Sellers in connection with this Agreement and the transactions contemplated hereby; and
(ii) Sellers to sell assets or supply goods or services to others, without Purchasers' prior written consent, which shall not be unreasonably withheld, other than in the ordinary course of business and not exceeding $10,000 for any individual contract or agreement, nor exceeding $20,000 in the aggregate;

     6.7   Books and Records of Sellers.  Sellers will maintain their books and
           ----------------------------
records in the usual, regular and ordinary manner, and promptly advise Purchasers in writing of any material adverse change in their businesses (financial or otherwise) or Property.

     6.8   Change in Name.  On the Closing Date, Sellers shall deliver to
           --------------
Purchasers all such executed documents as may be required to change the names "Communication Site Services, Inc." and "Segars Communication Group, Inc." to other names bearing no similarity to "Communication Site Services, Inc." or "Segars Communication Group, Inc.," including but not limited to a name change amendment with the Secretary of State of Florida and an appropriate name change notice for each state where Sellers are qualified to do business. Sellers hereby appoint Purchasers as their attorneys-in-fact to file all such documents on or after the Closing Date.

     6.9   Tax Liabilities.  Subsequent to Closing, Sellers shall accurately
           ---------------
prepare and file in the time periods prescribed therefor all tax returns with respect to income attributable to CSSI and SCGI's businesses and operations in the period from January 1, 1997 through the Closing Date, and pay when due all taxes due and owing with respect thereto.

     6.10  Retained Liabilities.  Subsequent to the Closing Date, Sellers shall
           --------------------
be responsible for, and timely discharge, all liabilities of CSSI and SCGI other than the Assumed Liabilities.

     6.11  Disputes Involving Assumed Liabilities.  From and after the Closing
           --------------------------------------
Date, Purchasers shall have complete control over the payment, settlement or other disposition of, or any dispute involving, any of the Assumed Liabilities and the Purchasers shall have the right to conduct and control all negotiations and proceedings with respect thereto; provided, however, that the Purchasers shall keep Sellers reasonably informed with respect to all such negotiations and proceedings. Sellers shall notify Purchasers immediately of any claim made with respect to any such Assumed Liability and shall not, except with the prior written consent of Purchasers, make any payment of, or settle or offer to settle, or consent to any compromise with respect to, any such Assumed Liability. Sellers shall cooperate with Purchasers in any reasonable manner requested by Purchasers in connection with any negotiations or proceedings involving any such Assumed Liability, provided that such cooperation shall be at no cost to Sellers.

     6.12  Payments Received.  From and after the Closing, Purchasers shall have
           -----------------
the right and authority to endorse without recourse the name of Sellers on any check or any other evidences of indebtedness received by Purchasers on account of the businesses or the Property transferred to Purchasers hereunder. Sellers agree that after the Closing they will hold and promptly transfer and deliver to the Purchasers, from time to time as and when received, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belongs to Purchasers (after taking into effect Section 3.2.3) and will account to Purchasers for all such receipts.

     6.13  Access to Records.  At all times after the Closing Date, upon the
           -----------------
request of Purchasers, Sellers shall make available to Purchasers any records, documents and data retained by Sellers with respect to the Property and Assumed Liabilities not transferred to Purchasers hereunder. Sellers shall preserve until the sixth (6th) anniversary of the Closing Date all records possessed or to be possessed by Sellers relating to any of the Property, Assumed Liabilities or their businesses prior to the Closing Date.

     6.14  Employees.  Sellers will terminate the employment of the employees of
           ---------
CSSI and SCGI, effective at 12:01 a.m. on the day following the Closing Date, and will pay all liabilities, relating to their employment of and termination of such employees. In accordance with and as permitted by applicable law, Sellers shall pay directly to each of the employees of CSSI and SCGI that portion of all benefits (including the Benefit Plans described in the

Disclosure Letter) which has been accrued on behalf of that employee (or is attributable to expenses properly incurred by that employee) as of the Closing Date, and Purchasers shall assume no liability therefor. No portion of the assets of any Benefit Plan, fund, program or arrangement, written or unwritten, heretofore sponsored or maintained by Sellers (and no amount attributable to any such Benefit Plan, fund, program or arrangement) shall be transferred to Purchasers, and Purchasers shall not be required to continue any such Benefit Plan, fund, program or arrangement after the Closing Date. The amounts payable on account of all Benefit Plans (other than as specified in the following subsections) shall be determined with reference to the date of the event by reason of which such amounts become payable, without regard to conditions subsequent, and Purchasers shall not be liable for any claim for insurance, reimbursement or other benefits payable by reason of any event which occurs prior to the Closing Date. All amounts payable directly to employees, or to any Benefit Plan, fund, program or arrangement maintained by Sellers therefor shall be paid by Sellers within thirty (30) days after the Closing Date to the extent that such payment is not inconsistent with the terms of such Benefit Plan, fund, program or arrangement. All employees of CSSI and SCGI who are re-employed by Purchasers on or after the Closing Date shall be new employees of Purchasers and any prior employment by Sellers of such employees shall not affect entitlement to, or the amount of, salary or other cash compensation, current or deferred, which Purchasers may make available to its employees, other than as required by
Section 8.1.

     6.15  Use of Name.  From and after the Closing Date, no Seller will use the
           -----------
names "Communication Site Services, Inc." or "Segars Communication Group, Inc.", any other Trade names and Trademarks or any names similar thereto or variants thereof.

     6.16  Business Inquiries.  From and after the Closing Date, Sellers will
           ------------------
promptly refer all inquiries with respect to ownership of the Property or the businesses to Purchasers.

     6.17  Purchasers' Obligation of Confidentiality.  Prior to Closing,
           -----------------------------------------
Purchasers and all employees thereof, shall hold in strict confidence all trade secrets and other proprietary information, including without limitation secret processes, inventions, designs, techniques, industrial models, discoveries, improvements, modifications, customer lists, know-how, computer programs, software and routines and other technical data used or owned by or in which Sellers have any rights or which are otherwise used in the business of Sellers and all other information concerning Sellers, their businesses or the Property, provided to Purchasers by Sellers or which becomes know to Purchasers about Sellers, other than information which is publicly known, which was given to Purchasers by a third party with no present or prior duty of confidentiality to Sellers, which was already known to Purchasers at the time of disclosure or which must be disclosed pursuant to applicable law or court order, and Purchasers shall not divulge such trade secrets and other proprietary information to any third party (other than to the extent necessary to carry out the transaction described herein) except with the written consent of Sellers.

     7.   CONDITIONS PRECEDENT TO PURCHASERS' PERFORMANCE. Purchasers'
          ------------------------------------------------
obligations hereunder are expressly contingent on fulfillment of the following terms and conditions:

          7.1  Disclosure Letter.  Sellers shall deliver the Disclosure Letter
               -----------------
to Purchasers not later than the date which is ten (10) days after the Effective Date.

          7.2  Accuracy of Representations and Warranties.  All representations
               ------------------------------------------
and warranties of Sellers set forth in this Agreement shall be true and correct as of the Closing Date as if made on that date.

          7.3  Sellers' Performance.  Each of the obligations of Sellers to be
               --------------------
performed by them, at or before Closing, pursuant to the terms of this Agreement, shall have been duly performed at or before the Closing.

          7.4  Consents.  All agreements and consents of any Person or
               --------
Governmental Authority to the consummation of the transactions contemplated by this Agreement, deemed necessary by Purchasers in their sole reasonable judgment, or otherwise pertaining to the matters covered by it, necessary to be obtained by Sellers, to the extent the failure to obtain such consent would have a material adverse effect on the businesses, shall have been obtained by Sellers at their sole cost and expense and delivered to Purchasers. To the extent a material contract to be assigned to Purchasers hereunder is not legally or practically assignable, Sellers and Purchasers shall, prior to Closing, attempt to cause the contracting party other than Sellers to consent to such assignment, but if such party does not so consent, or if such contract is otherwise not assignable, Sellers and Purchasers shall seek and use their best efforts, both prior to and after Closing, to reach a mutual reasonably satisfactory manner in which to give Purchasers use of the premises or other benefits of such contract, as the case may be, and Purchasers shall still be responsible for payment of all amounts under such contracts.

          7.5  Employment of Larry Allen and David Burns.  Larry Allen and David
               -----------------------------------------
Burns shall have entered into employment agreements with SBA Construction, in form and substance satisfactory to Purchasers.

          7.6  Legal Opinion.  Legal counsel to the Purchasers is satisfied that
               -------------
the structure of the transactions contemplated by this Agreement is in compliance with all applicable laws, rules and regulations.

          7.7  Litigation.  The absence of any pending or threatened litigation
               ----------
against Sellers which, in the reasonable opinion of Purchasers, has or could have any material adverse effect on the consummation of the transactions contemplated by this Agreement or the enjoyment of the benefits hereof.

          7.8  General Contractor's License.  SBA Construction shall be licensed
               ----------------------------
as a general contractor under applicable Florida law and the qualifying agent referred to below shall be an employee of SBA Construction on terms acceptable to SBA Construction. To facilitate such licensure, CSSI shall cause its qualifying agent to file a certification change of status with the Construction Industry Licensing Board of the Florida Department of Business and Professional Regulation to serve as the qualifying agent for SBA Construction and will, from time to time, execute, acknowledge and deliver such further documents and instruments, and perform such additional acts, as SBA Construction may reasonably request in order to effectuate such licensure.

     8.   CONDITIONS PRECEDENT TO SELLERS' PERFORMANCE.  Sellers' obligations
          ---------------------------------------------
hereunder are expressly contingent upon fulfillment upon the following terms and conditions:

          8.1  Employment of CSSI Employees.  At Closing, Purchasers shall offer
               ----------------------------
to employ all employees of CSSI on terms no less favorable to them than those provided by CSSI as of June 16, 1997. Purchasers will use its good faith efforts to retain such employees for as long as it remains in Purchasers' economic interests to do so. Any such employees released by Purchasers prior to December 31, 1997 (other than Denise Segars) will receive severance pay equal to three months' salary.

          8.2  Accuracy of Representations and Warranties.  All representations
               ------------------------------------------
and warranties of Purchasers set forth in this Agreement shall be true and correct as of the Closing Date as if made on that date.

          8.3  Purchasers' Performance.  Each of the obligations of Purchasers
               -----------------------
to be performed by them, at or before Closing, pursuant to the terms of this Agreement, shall have been duly performed at the Closing.

          8.4  Site Development Services.  Purchasers shall have delivered to E.
               -------------------------
Robert Segars an executed copy of the Site Development Agreement substantially in the form attached hereto as Exhibit "B".
                               -----------

          8.5  Disclosure Letter.  Purchasers shall have delivered to Sellers
               -----------------
written acceptance of the Disclosure Letter prior to 5:00 p.m. E.S.T. on the last day of the Inspection Period.

          8.6  Employment of E. Robert Segars.  Purchasers shall have delivered
               ------------------------------
to E. Robert Segars at the Closing an executed copy of the Employment Agreement in substantially the form attached hereto as Exhibit "G".
                                             -----------


     9.  TERMINATION: PAYMENT OR DEFAULT.
         -------------------------------

          9.1 Purchasers will have the right, in their sole and absolute discretion, to terminate this Agreement at any time during the Inspection Period for any reason whatsoever. Purchasers will notify Sellers in writing of their intention to terminate this Agreement pursuant to this Section prior to 5:00 p.m. E.S.T. on the last day of the Inspection Period (or, if the last day of the Inspection Period is not a Business Day, prior to 5:00 p.m. E.S.T. on the first Business Day following the end of the Inspection Period). If Purchasers fail to so notify Sellers within such time period, then Purchasers will be deemed to have elected to proceed to Closing, and all rights of Purchasers to terminate this Agreement pursuant to this Section will be null and void and of no further force or effect. Notwithstanding the foregoing or any other provision of this Agreement, (i) if Purchasers terminate this Agreement before Sellers deliver the Disclosure Letter to Purchasers, Purchasers shall waive, and shall be deemed to have waived, all claims and causes of action of any nature directly or indirectly against Sellers for any breach of any representations or warranties contained in Section 4 hereof, and (ii) if Purchasers terminate this Agreement at any time during the period from the date Sellers deliver the Disclosure Letter to the Closing, Purchasers shall waive, and shall be deemed to have waived, any and all claims and causes of action directly or indirectly against Sellers arising out of or in connection with any misrepresentation in, or breach of, any representation or warranty set forth herein to the extent the facts underlying such misrepresentations or breaches were set forth in the Disclosure Letter.

          9.2 In the event that Purchasers fail to pay any amount when due hereunder or under the Installment Note beyond any applicable grace or cure period, all unpaid amounts shall become due immediately whether or not otherwise due.

     10.  CLOSING.  If Purchasers do not terminate this Agreement in accordance
          -------
with Section 9, Sellers and Purchasers agree that the Closing will be consummated as follows:

          10.1  Place of Closing.  The Closing will be held at the offices of
                ----------------
Sellers or such other place mutually agreed upon by Sellers and Purchasers.

          10.2  Closing Date.  The Closing will occur at 2:00 p.m. E.S.T. on the
                ------------
Closing Date.

          10.3  Sellers' Closing Documents.  Sellers will deliver the items
                --------------------------
listed on Exhibit "C" to Purchasers at Closing, each fully executed and
          -----------
acknowledged as required.

          10.4  Purchasers' Closing Documents.  Purchasers will deliver the
                -----------------------------
items listed on Exhibit "D" to Sellers at Closing, each fully executed and
                -----------
acknowledged as required.

          10.5  Delivery of Possession.  At Closing, Sellers will deliver actual
                ----------------------
and exclusive possession of the Property to Purchasers subject only to the rights of Tenants, as tenants only, pursuant to the Tenant Leases and the Permitted Exceptions.

     11.  EXPENSES.
          --------

          11.1  Attorneys' Fees.  Each of Sellers and Purchasers will pay their
                ---------------
own attorneys' fees and costs incurred in connection with the negotiation of this Agreement and consummation of the Closing.

          11.2  Transfer Taxes; Recording Costs.  Sellers will pay the cost of
                 -------------------------------
all deed or other transfer taxes (including all documentary stamp taxes), with respect to the transactions contemplated by this Agreement and all recording costs of the Deeds and the Assignment of Ground Leases (including recording costs associated with releases and other documents required to clear title or to comply with Sellers' obligations hereunder).

          11.3  Title Insurance.  Purchasers will pay the cost of an owner's
                ---------------
title insurance policy insuring Purchasers' title to the Tower Sites (if Purchasers elect to obtain an owner's title insurance policy) and any costs associated with its inspection of the Property during the Inspection Period.

          11.4 Environmental Studies. At Closing, Purchasers shall receive a credit against the Purchase Price in an amount equal to one-half of the costs of any environmental studies or audits of the Property conducted by or on behalf of Purchasers (including any Phase I or Phase II environmental assessments) up to a maximum credit of Two Thousand Five Hundred and No/100 Dollars ($2,500.00).

          11.5  Tax Advice.  Upon receipt of an invoice from Arthur Anderson and
                ----------
evidence of the payment of the same, Purchasers shall reimburse Segars for costs or expenses relating to tax advice obtained by them in connection with the transaction contemplated hereby and the preparation of tax returns for the tax year in which this transaction closes; provided, however, in no event shall Purchasers be obligated to reimburse such costs and expenses unless the transaction contemplated hereby shall close.

          11.6  Other Expenses.  Any items of cost or expense not specifically
                --------------
allocated above will be paid by the party to the transaction that customarily bears such cost or expense within the county in which the Tower Sites and Property are located.

     12.  PRORATIONS.
          ----------

          12.1  Taxes: Utilities; Rents.  All taxes, real estate assessments,
                -----------------------
utility charges, rents payable under the Ground Leases or Equipment Leases and similar expenses will be prorated as of 12:01 A.M. on the Closing Date on the basis of a 365-day year. Rents actually collected under the Tenant Leases will be prorated as of 12:01 a.m. on the Closing Date on the basis of a 30-day month. All rents paid to or collected by Purchasers subsequent to the Closing Date will be the sole and exclusive property of Purchasers. If Sellers receive any rents or other receipts subsequent to the Closing Date which related to any period of time subsequent to the

Closing Date, Sellers will immediately pay to Purchasers in Current Funds that portion of the rents attributable to the period of time subsequent to the Closing Date. All security or utility deposits or reservation fees paid by or on behalf of Sellers in connection with the Property will be assigned and transferred to Purchasers.

          12.2  Estimate of Taxes.  If, on the Closing Date, the current real
                -----------------
property tax bill with respect to the Property is not available, the amount of real property taxes will be apportioned based on the current year's millage and the current year's assessment. If the current year's millage is not fixed and the current year's assessment is available, taxes will be apportioned based on such assessment and the prior year's millage. If the current year's assessment is not available, then real property taxes will be apportioned on the prior year's tax. Any apportionment of taxes based upon any figures other than a final tax bill will, at the request of either Sellers or Purchasers, be subsequently reapportioned based upon receipt of the final tax bill for the current year.

          12.3  Special Assessments.  Sellers will pay all certified, confirmed
                -------------------
and ratified special assessment liens as of the Closing Date. Purchasers will assume any pending liens as of the Closing Date. If the improvement which is the subject of the special assessment has been substantially completed as of the date of this Agreement, then such pending lien will be considered certified, confirmed or ratified and Sellers will, at Closing, be charged an amount equal to the last estimate of assessment for the improvement by the applicable Governmental Authority.

          12.4  Subsequent Prorations.  If any of the prorations cannot be
                ---------------------
calculated accurately on the Closing Date, then the same will be calculated within thirty (30) days after the Closing Date and either party owing the other party a sum of money based on such subsequent prorations will promptly pay the sum to the other party in Current Funds. The terms of this Section will survive the Closing.

     13.  RISK OF LOSS.  Sellers will bear all risk of loss to the Property,
          ------------
whether by fire, casualty or otherwise from the Effective Date through and including the Closing Date.

     14.  INDEMNITY.
          ---------

          14.1  Sellers' Indemnity.  Sellers shall, jointly and severally,
                ------------------
indemnify, defend and hold harmless Purchasers, their successors and assigns, against and in respect of any and all direct or indirect damages, claims, losses, liabilities and reasonable expenses (including, without limitation, legal, accounting, and other expenses) suffered by Purchasers, or their successors and assigns, which arise out of or are in respect of: (i) any breach or violation of this Agreement by Sellers, (ii) any falsity, inaccuracy or misrepresentation in or breach of any of the representations, warranties or covenants made in this Agreement by Sellers, (iii) any action, event, condition, omission or failure to act of or by Sellers, their officers, directors, employees or agents prior to the Closing Date (other than any action, event, condition, omission or failure to act of or by

Sellers, their officers, directors, employees or agents disclosed in the Disclosure Letter) or (iv) any inaccuracy or misrepresentation in the Disclosure Letter or in any certificate, document or instrument delivered at or prior to the Closing by or on behalf of Sellers, in accordance with the provisions of this Agreement.

          14.2  Purchasers' Indemnity.  Purchasers will, jointly and severally,
                ---------------------
indemnify, defend and hold harmless Sellers from and against any Claims arising out of (i) any breach or violation of this Agreement by Purchasers, (ii) any falsity, inaccuracy or misrepresentation in or breach of any of the representations, warranties or covenants made in this Agreement by Purchasers,
(iii) any action, event, condition, omission or failure to act of or by Purchasers, their officers, directors, employees or agents prior to the Closing Date, excluding, however, any Claims arising out of any act or omission, or series of similar or related acts or omissions, of Sellers commencing prior to the Closing Date and continuing after the Closing Date.

          14.3  Indemnification Notice.
                ----------------------

                14.3.1 Upon obtaining knowledge thereof, the indemnified party shall promptly notify the indemnifying party, in writing, of any facts or circumstances which may give rise to a right of indemnification under Section 14 hereof ("Notice of Claim"). The Notice of Claim shall specify the nature and
         ---------------
details of such facts and circumstances (including any amount claimed) which may give rise to such right of indemnification. The indemnifying party shall not be obligated to indemnify an indemnified party for the increased amount of any claim or other matter which would otherwise have been payable to the extent such increase results from a failure to reasonably and promptly provide a Notice of Claim.

                14.3.2 If the claim or demand set forth in the Notice of Claim relates to a claim or demand asserted by a third party (a "Third Party Claim"),
                                                           -----------------
the indemnifying party shall have the right to employ counsel acceptable to the indemnified party to defend any such claim or demand, and the indemnified party shall have the right to participate in the defense of any such Third Party Claim. The indemnifying party shall notify the indemnified party, in writing, within fifteen (15) days after the Date of the Notice of Claim (as hereinafter defined), of its decision to defend in good faith any Third Party Claim. So long as the indemnifying party is defending in good faith any such Third Party Claim, the indemnified party shall not settle or compromise such Third Party Claim. The indemnified party shall make available to the indemnifying party or its representatives all records and other materials reasonably required by them for their use in contesting any Third Party Claim and shall cooperate with the indemnifying party in connection therewith. If the indemnifying party does not so elect to defend any such Third Party Claim, the indemnified party shall have no obligation to do so.

                14.3.3 As soon as is reasonably practicable after the Date of the Notice of Claim (as hereinafter defined), the indemnified party and the indemnifying party shall endeavor to agree upon the amount, if any, to which the indemnified party is entitled under this Section 14. In the event the indemnifying party, on the one hand, and the indemnified party are unable to reach agreement upon the right of the indemnified party to indemnification hereunder, or upon the amount of any such indemnification hereunder, either the indemnified party or the indemnifying party may submit such dispute for resolution in accordance with Section 22 hereof.

          14.4  Indemnification Payment and Limitations.
                ----------------------------------------

          (a) Within thirty (30) days after either the indemnifying party and the indemnified party reach agreement on the amount of any indemnification obligation of the indemnifying party, or any such indemnification obligation is determined pursuant to Section 22 hereof (in either case, the "Indemnification
                                                               ---------------
Amount"), the indemnified party shall demand payment of the Indemnification
------
Amount from the indemnifying party, who shall pay such amount due in cash within thirty (30) days of the indemnified party's demand therefor. With respect to any Indemnification Amount or portion thereof not paid by the indemnifying party within such thirty (30) day period, the indemnified party may, at its option, from time to time, in addition to any other remedies or rights it may have with respect to the collection thereof, offset the amount of any Indemnification Amount due the indemnified party from the indemnifying party hereunder against any employment or other agreements with the indemnifying party.

          (b) Notwithstanding anything to the contrary set forth in this Agreement, the indemnifying party shall have no liability or obligation, and the indemnified parties shall have no rights, with respect to indemnification or otherwise under this Section 14 on or after the date which is the fifth anniversary of the Closing Date, except in respect of (i) claims or other matters for which the Date of the Notice of Claim is prior to such date, and
(ii) claims or other matters arising under Section 4.13 hereof in respect of tax matters, if the Date of the Notice of Claim in respect thereof is within sixty
(60) days after the expiration of the limitations period in which the appropriate taxing authority can bring a claim with respect to such matters. The term "Date of the Notice of Claim" as used herein shall mean the date the notice
      ---------------------------
is deemed delivered pursuant to Section 18 hereof.

          (c) Notwithstanding anything to the contrary set forth in this Agreement, no Seller shall have any liability or obligation with respect to the indemnification obligations for breaches or misrepresentations of representations and warranties set forth in Section 4 hereof except to the extent that Purchaser's damages from such breaches or misrepresentations of representations and warranties exceed $250,000 and in no event shall the total aggregate amount of the Sellers' liability for breaches or misrepresentations of representations and warranties exceed $1,500,000.

     15.  SELLERS' AND PURCHASERS' DEFAULT.   If any Seller, on the one hand, or
          --------------------------------
either Purchaser, on the other hand fails to perform its obligations under this Agreement, in addition to their rights under Section 14 and any other rights hereunder, Purchasers or Sellers will have the right of specific performance, without waiving any rights to sue for damages, or a combination of specific performance and damages. No remedy conferred upon any party hereto is intended to be exclusive of any other remedy, and each remedy will be cumulative and in addition to every other remedy available under this Agreement, at law or in equity. No single or partial exercise any remedy will preclude any other or further exercise thereof.

     16.  BROKER.  Neither Purchasers nor Sellers have dealt with any real
          ------
estate agent, broker or finder in connection with the transaction contemplated by this Agreement. Each party will indemnify, defend and hold harmless the other party from any Claims of any real estate agent, broker or finder claiming to have dealt with the indemnifying party in connection with this Agreement. This Section will survive the Closing or any termination of this Agreement.

     17.  INTERPRETATION.  The singular includes the plural and the plural
          --------------
includes the singular. Except as specified herein, the word "or" is not exclusive and the word "including" is not limiting. References to a law include any rule or regulation issued under the law and any amendment to the law, rule or regulation. References to a Section or Exhibit mean a Section or Exhibit contained in or attached to this Agreement. The caption headings in this Agreement are for convenience and reference only and do not define, modify or describe the scope or intent of any of the terms of this Agreement. This Agreement will be interpreted and enforced in accordance with its provisions and without the aid of any custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provisions in question.

     18.  NOTICES.  All notices, demands or communications required or permitted
          -------
under this Agreement will be in writing and delivered by hand or mailed by certified mail, return receipt requested, postage and registration or certification charges prepaid, or by nationally recognized overnight courier service, or by fax, to the party entitled thereto at the address and to the fax number first set forth above, or such other party(ies), address(es) or fax number(s) as either party specifies by written notice to the other from time to time. Any legal counsel designated above or any substitute counsel as designated by Sellers or Purchasers by written notice to the other party is authorized to give notices under this Agreement on behalf of its respective client.

     19.  ATTORNEYS FEES AND COSTS.  In the event of any litigation or
          ------------------------
arbitration arising out of this Agreement, the prevailing party will be entitled to recover all expenses and costs incurred, including reasonable attorneys' fees and costs. This Section will survive the Closing.

     20.  ASSIGNMENT.  Purchasers will have the right to assign this Agreement
          ----------
to any Affiliate without Sellers' consent, after which (a) Purchasers will be relieved of their obligations under this Agreement, (b) the assignee will be solely responsible for such obligations, and (c) the assignee may enforce all rights and remedies of Purchasers under this Agreement.

     21.  GOVERNING LAW.  This Agreement will be governed by and construed and
          -------------
enforced in accordance with the internal laws of the State of Florida without regard to principles of conflicts of laws.

     22.  ARBITRATION.  Any controversy or claim between Sellers and Purchasers
          -----------
with respect to the subject matter of this Agreement, including any controversy or claim arising out of an alleged tort, will be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law) and the Rules of Practice and Procedure for JAMS. Judgment upon any arbitration award may be entered into in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim under this Agreement in any court having jurisdiction over such action. The arbitration will be conducted in Palm Beach County, Florida and administered by JAMS, who will appoint the arbitrator. If JAMS is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will commence within 90 days of the demand for arbitration. Further, the arbitrator will only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days. The arbitrator shall allocate all costs and fees relating to or arising from the arbitration, including all attorneys' fees and costs of Purchasers and Sellers, to either party or among the parties in any proportion deemed appropriate by the arbitrator.

     23.  INTEGRATION.  All prior understandings and agreements between the
          -----------
parties with respect to the subject matter of this Agreement, including that certain Letter of Intent dated June 16, 1997, are merged in this Agreement. Neither party is relying upon any statement, covenant or representation made by any other party which is not embodied in this Agreement.

     24.  AMENDMENTS.  No purported amendment to or waiver of any term of this
          ----------
Agreement will be binding upon any party, or have any other force or effect in any respect, unless the same is in writing and signed by the parties hereto.

     25.  BINDING EFFECT.  This Agreement will be binding upon, and will inure
          --------------
to the benefit of, the Sellers, Purchasers and their respective successors and assigns.

     26.  FURTHER ASSURANCES.  Each party will, from time to time, execute,
          ------------------
acknowledge and deliver such further instruments, and perform such additional acts, as the other party may reasonably request in order to effectuate the intent of this Agreement. This Section will survive the Closing.

     27.  THIRD PARTIES.  Nothing in this Agreement, whether express or implied,
          -------------
is intended to confer any rights or remedies to any Persons other than Sellers, Purchasers and their respective successors and assigns.

     28.  NO OTHER DISCUSSIONS.  Sellers will not enter into any discussions
          --------------------
with any third party concerning, or furnish any information relating to the Property to any third party, for the purpose of considering, soliciting or inducing any offer by such third party.

     29.   COUNTERPARTS.  This Agreement may be executed in two or more
           ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     30.   COVENANT NOT TO COMPETE.
           -----------------------

           30.1 Sellers' Acknowledgments.  Sellers hereby acknowledge that:
                ------------------------

                30.1.1 The agreements and covenants they are providing in this Section are reasonable and necessary to Purchasers' protection of its legitimate interests in the transaction contemplated by this Agreement;

                30.1.2 They have certain knowledge of the business operations that may be required to ensure the effective and successful conduct of the business of Purchasers, they have access to trade secrets and confidential business methods, plans and practices considered confidential by Purchasers, this information has commercial value in the business in which Purchasers will be engaged after the consummation of the transaction contemplated by this Agreement, Purchasers will be irreparably damaged and its substantial investment in the transaction contemplated by this Agreement materially impaired if they were to enter into an activity competing or interfering with the business of Purchasers in violation of the terms of this Section or if they were to disclose or make unauthorized use of any confidential information concerning the business of the Sellers or Purchasers; and

                30.1.3 The scope and length of the term of this Section and the geographical restrictions contained herein are fair and reasonable and not the result of overreaching, duress or coercion of any kind and the full, uninhibited and faithful observance of each of the agreements and covenants contained in this Section will not cause them any undue hardship, financial or otherwise, and enforcement of each of the covenants contained in this Section will not impair their ability, if they so desires, to obtain employment commensurate with their abilities and on terms fully acceptable to them or otherwise obtain income required for the comfortable support of them or their family and the satisfaction of the needs of their creditors.

           30.2  Covenant Not To Compete.  Each of the Sellers covenant and
                 -----------------------
agree that they will not, at any time during the period of time (the "Term")
                                                                      ----
beginning on the Closing Date and ending on the date that is seven (7) years after the Closing Date, compete with SBA Communications Corporation in any activity competitive with that of SBA Communications Corporation or its subsidiaries as conducted by them as of the Closing, after giving effect to this transaction. As used in this Section, to "compete" shall mean to, directly or indirectly, own, manage, operate, join, control, be employed by, or become a director, officer, employee, agent, broker, consultant, representative or shareholder of a corporation or an owner of an interest in or an employee, agent, broker, consultant, representative or partner of a partnership or in any other capacity whatsoever of any other form of business association, sole proprietorship or partnership, or otherwise be connected in any manner with the ownership, management, operation or control of any Tower or Tower Site or construction or development of the same. Without limiting the generality of the foregoing, during the Term, Sellers shall not purchase, lease or otherwise pursue any Opportunity or Antenna Tower Site that Purchasers reject or otherwise fail to acquire or pursue under the Site Development Agreement.

          30.3  Remedies.  Sellers acknowledge that the Purchasers will be
                --------
irreparably damaged (and damages at law would be an inadequate remedy) if this
Section is not specifically enforced. Therefore, in the event of a breach or threatened breach by Sellers of any provision of this Agreement, then Purchasers shall be entitled, in addition to all other rights or remedies which may be available at law or in equity, to an injunction restraining such breach, without being required to show any actual damage or to post an injunction bond, and/or to a decree for specific performance of the provisions of this Section. The terms of this Section will survive the Closing.

          30.4  Survival.  In the event the duration, scope or geographic area
                --------
contemplated by this Section 30 are determined to be unenforceable by a court of competent jurisdiction, the parties agree that such duration, scope or geographic area shall be deemed to be reduced to the greatest scope, duration or geographic area which will be enforceable. The terms of this Section will survive the Closing.

     31.  SEVERABILITY.  If any provision of this Agreement or any other
          ------------
agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable. The terms of this Section will survive the Closing.

     THIS AGREEMENT has been executed by Sellers and Purchasers on the dates set forth below.
                                        SELLERS:

                                        COMMUNICATION SITE SERVICES, INC.

                                        By:  /s/ E. Robert Segars
                                            ------------------------------
                                             E. Robert Segars, President

                                        Date:        July 22       , 1997
                                              ---------------------

                                        SEGARS COMMUNICATION GROUP, INC.

                                        By:  /s/ E. Robert Segars
                                            ------------------------------
                                             E. Robert Segars, President

                                        Date:        July 22       , 1997
                                              ---------------------

                                         /s/ E. Robert Segars
                                        ------------------------------------
                                        E. ROBERT SEGARS

                                        Date: July 22, 1997


                                         /s/ Denise L. Segars
                                        ------------------------------------
                                        DENISE L. SEGARS

                                        Date: July 22, 1997

                                   PURCHASERS:

                                   SBA TOWERS FLORIDA, INC.

                                   By:  /s/ Jeffrey A. Stoops
                                       ----------------------------------------
                                       Jeffrey A. Stoops, Senior Vice President

                                   Date: July 22, 1997


                                   SBA CONSTRUCTION ACQUISITION, INC.



                                   By:  /s/ Jeffrey A. Stoops
                                       ----------------------------------------
                                       Jeffrey A. Stoops, Senior Vice President

                                   Date:  July 22, 1997

                             SCHEDULE OF EXHIBITS
                             --------------------


Exhibit "A"  -    Defined Terms
Exhibit "B"  -    Form of Site Development Agreement
Exhibit "C"  -    List of Sellers' Closing Documents
Exhibit "D"  -    List of Purchasers' Closing Documents
Exhibit "E"  -    List of I-10 Corridor Towers
Exhibit "F"  -    List of Construction Towers
Exhibit "G"  -    Form of Employment Agreement

                                  EXHIBIT "A"
                                  -----------

                                 Defined Terms

     The following terms will have the following meanings through out this
Agreement:

     "Agreement" - this instrument, together with all exhibits, schedules and
      ---------
addenda attached hereto.

     "Affiliate" - with respect to a Person, any other Person that, directly or
      ---------
indirectly through one or more intermediaries, controls, is controlled by or is under common control with the first Person.

     "Antenna Tower Site" - shall have the meaning attributed thereto in the
      ------------------
Site Development Agreement.

     "Appurtenant Property" - all right, title and interest of Sellers, if any,
      --------------------
in and to all (a) streets, roads, easements, contract rights and rights-of-way appurtenant to the Property, (b) covenants, restrictions, agreements, development rights, air rights, density rights, drainage rights, riparian and/or littoral rights benefiting the Property, (c) utility mains, service laterals, hydrants, valves and appurtenances servicing the Property, (d) utility deposits and reservation fees paid by or on behalf of Sellers with respect to the Property, and (e) oil, gas, minerals, soil, flowers, shrubs, crops, trees, timber, compacted soil, submerged lands and fill appurtenant to the Property.

     "Assignment and Assumption of Ground Leases" - an assignment and assumption
      ------------------------------------------
of the Ground Leases between Sellers and Purchasers, in recordable form and otherwise in form and substance reasonably acceptable to Sellers and Purchasers.

     "Bill of Sale and Assignment and Assumption" - an instrument from Sellers
      ------------------------------------------
to Purchasers conveying and assigning the Appurtenant Property (to the extent the same is deemed to the personalty), the Improvements (to the extent the same are deemed to the personalty), the Intangible Personal Property (other than the Ground Leases) and the Tangible Personal Property, with warranties of title, and assuming the Assumed Liabilities, in form and substance reasonably acceptable to Sellers and Purchasers.

     "Business Day" - any day other than a Saturday, Sunday or a day upon which
      ------------
banking institutions in the State of Florida are authorized or required by law to close.

     "Claim" - any direct or indirect (but excluding consequential damages)
      -----
claim, damage, loss, liability, obligation, demand, defense, judgment, suit, proceeding, disbursement or expense, including reasonable attorneys' fees or costs (including those related to appeals).

     "Closing" -  the date upon which the consummation of the purchase and sale
      -------
of the Property occurs in accordance with the terms of this Agreement.

     "Closing Date" - the second (2nd) Business Day following the expiration of
      ------------
the Inspection Period, unless extended by the terms of this Agreement or by mutual consent of Purchasers and Sellers.

     "Code" - the federal Internal Revenue Code of 1986, as amended.
      ----

     "Construction Contracts" - those certain contracts and agreements for
      ----------------------
construction and other services in process to which the Sellers are a party and which are identified in the Disclosure Letter.

     "Construction Towers" - those potential tower sites described on Exhibit
      -------------------                                             -------
"F" attached hereto upon which towers are to be constructed by Purchasers and/or
---
Sellers.

     "Contract Party" - any party to a Construction Contract other than the
      --------------
Sellers.

     "Contract Party Consents" - consent and estoppel letters from each of the
      -----------------------
Contract Parties to Purchasers with respect to the Bill of Sale and Assignment and Assumption, in form and substance reasonably acceptable to Purchasers.

     "Current Funds" - wired funds, cashier's check or certified check.
      -------------

     "Deeds" - one or more warranty deeds from Sellers to Purchasers conveying
      -----
the Real Property, the Appurtenant Property (to the extent the same is deemed to be realty), the Easements and the Improvements thereon, in recordable form and otherwise in form and substance reasonably acceptable to Sellers and Purchasers.

     "Disclosure Letter" - that certain completed disclosure letter given by
      -----------------
Sellers to Purchasers within ten (10) following the execution of this Agreement containing, among other things, true, correct and complete copies of certain records, documentation and other information concerning the ownership, use, operation and condition of the Property, including that required by Sections 2.2, 4.3, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.17, 4.20, 4.21, 4.23, 4.25, 4.26,
4.27, 4.28, 4.29, 4.30 and 4.33.

     "Easements" -  the easements described in the Disclosure Letter through
      ---------
which access to any of the Towers is required.

     "Employment Agreement" - that certain agreement to be delivered on the
      --------------------
Closing Date in the form attached hereto as Exhibit "G" between E. Robert Segars
                                            -----------
and Purchasers regarding the employment of E. Robert Segars by Purchasers following the Closing.

     "Equipment Leases" - the equipment leases described in the Disclosure
      ----------------
Letter under which the Sellers lease any personalty used in the business.

     "Equipment Lessor Consents" - consent and estoppel letters from each of the
      -------------------------
Equipment Lessors to Purchasers with respect to the Bill of Sale and Assignment and Assumption, in form and substance reasonably acceptable to Purchasers.

     "Equipment Lessors" - each of the lessors under the Equipment Leases.
      -----------------

     "Excluded Property" - (i) the corporate seals, certificates of
      -----------------
incorporation, minute books, stock books, tax returns, books of account or other records having to do with the corporate organization of the Sellers, (ii) the rights which accrue or will accrue to the Sellers under this Agreement, (iii) the rights to any of the Sellers' claims for any federal, state, local or foreign tax refunds, (iv) a 1976 Ford Bronco (vehicle identification number U15GLC58565), a 1997 Chevrolet Suburban (vehicle identification number 3GNFK16R2VG124605) and a 1997 Ford F-150 (vehicle identification number 1FTEX18LOVNC57708) owned by CSSI, (v) the office furniture used by E. Robert Segars and identified in the Disclosure Letter, and (vi) certain real property contiguous to the Wildwood, Florida and Ocala, Florida tower locations owned by Sellers and legally described in the Disclosure Letter.

     "FAA" - Federal Aviation Authority.
      ---

     "FCC" - Federal Communications Commission.
      ---

     "Florida Sites" - all Towers, Construction Towers and Substitution Towers
      -------------
located in the State of Florida.

     "Georgia Sites" - all Towers, Construction Towers and Substitution Towers
      -------------
located in the State of Georgia.

     "Governmental Authority" - the United States of America, the state, county,
      ----------------------
town or other municipality in which any of the Property is located, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of them (including the FAA, the FCC, any drainage district, street lighting district or special taxing district).

     "Ground Leases" - the ground leases described in the Disclosure Letter
      -------------
under which certain Towers are located or are anticipated to be constructed.

     "Ground Lessors" - each of the lessors under the Ground Leases.
      --------------

     "Ground Lessor Consents" - consent and estoppel letters from each of the
      ----------------------
Ground Lessors to Purchasers with respect to the Assignment and Assumption of Ground Leases, in form and substance reasonably acceptable to Purchasers.

     "Headquarters" - the real property and all improvements thereon located at
      ------------
2530 N.E. 36th Avenue, Ocala, Florida 34470-3119.

     "Improvements" - all Towers, poles, buildings, equipment shelters, storage
      ------------
facilities, cabinets, anchors, guy wires and other improvements which are located on or appurtenant to the Property.

     "Inspection Period" - the forty-five (45) day period commencing on the
      -----------------
Effective Date.

     "Intangible Personal Property" - any intangible personal property owned by
      ----------------------------
the Sellers and used in connection with their business including (a) the Construction Contracts, Equipment Leases, Ground Leases and Tenant Leases, (b) any licenses, consents, permits, orders, and approvals issued by any governmental or regulatory authority, (c) any express or implied warranties or transferrable benefits which Sellers may have received from manufacturers, suppliers or licensors with respect to any of the Property, (d) any employee non-compete and employment agreements to which the Sellers are parties or under which they are entitled to benefits, (e) any patents, copyrights and trade secrets, together with all goodwill relating thereto, (f) any trade names, trade marks, logos, proprietary designs and service marks including, without limitation, the names "Communications Site Services, Inc.," and "Segars Communication Group, Inc." together with the goodwill appurtenant thereto, any registrations thereof, and any civil law rights thereto, any rights to royalties or fees paid by others in respect thereof and any claims or causes of action for infringement thereof, (g) any notes receivable and accounts receivable and cash or cash equivalents on hand and on deposit in banks or other financial institutions, (h) any contracts for the purchase or sale of raw materials, supplies or services, (i) any prepaid items including, without limitation, prepaid rent, insurance, advertising and business licenses, (j) any security, utility and other deposits and advances made to any person or entity, (k) any computer software (including documentation and related object and source codes,
(l) any customer, supplier, manufacturer and dealer lists, payment invoices, and any other existing sales and marketing information and accounting and financial information including, without limitation, telephone numbers (of Sellers, customers, suppliers, manufacturers and dealers) and any know-how, technology, specifications and software, (m) all right, title and interest of Sellers in and to eight (8) parcels or real property which are in various stages of acquisition and development along the I-10 corridor between Jacksonville and Tallahassee and more fully described on Exhibit "E" attached hereto, (n) all of Sellers' rights,
                        -----------
title and interest in and to the Construction Towers, and (o) any development rights, documents, technical matter and work product relating to the Property, including any Permits, environmental studies, construction, engineering, architectural, landscaping or other plans or drawings related to the Property and any surveys, maps, site plans, plats and other graphics relating to the Property.

     "Inventory" - all inventory and service and office supplies owned by the
      ---------
Sellers with respect to their businesses.

     "JAMS" - the Arbitration of Commercial Disputes of Judicial Arbitration and
      ----
Mediation Services, Inc.

     "Letter of Credit" - an irrevocable standby letter of credit, in form
      ----------------
satisfactory to Sellers in their reasonable discretion, (a) to be issued, accepted and paid, as the case may be, by the Letter of Credit Issuer at its principal office, (b) for the account of Sellers, (c) in the amount of the Installment Note, (d) naming Sellers as beneficiaries, and (e) in such form and subject to such payment procedures as the Letter of Credit Issuer may prescribe in the ordinary course of its business.

     "Letter of Credit Issuer" - One of the 50 largest banks in the U.S.
      -----------------------
designated by Purchaser and reasonably acceptable to Sellers.

     "Legal Requirements" - any law, ordinance, order, rule or regulation of any
      ------------------
Governmental Authority which pertains to the Property or Sellers, including all building, zoning, land use, subdivision, setback, platting, health, traffic, environmental, hazardous waste, natural resources or flood control matters.

     "Opportunity" - shall have the meaning attributed thereto in the Site
      -----------
Development Agreement.

     "Permits" - all permits, licenses, authorizations, certificates of
      -------
occupancy, certificates of completions, variances and similar approvals of any Governmental Authority having jurisdiction over the Tower Sites.

     "Permitted Exceptions" - exceptions to title which Purchasers fails to
      --------------------
object to in writing during the Inspection Period.

     "Person" - a natural person, corporation, partnership, limited liability
      ------
company, trust, joint venture, unincorporated association, Governmental Authority or other entity.

     "Property" - collectively, the Real Property, the Ground Leases, the
      --------
Easements, the Appurtenant Property, the Improvements, the Intangible Personal Property and the Tangible Personal Property.

     "Purchase Price" - the amount set forth in Section 3.1.
      --------------

     "Real Property" - the real property described in the Disclosure Letter on
      -------------
which six (6) Towers are located.

     "Site Development Agreement" - an agreement between E. Robert Segars and
      --------------------------
Purchasers, in form and substance reasonably acceptable to E. Robert Segars and Purchasers, pursuant to which E. Robert Segars will grant Purchasers the right to purchase future sites found, acquired or developed by E. Robert Segars.

     "Tangible Personal Property" - all personal property, machinery, tools,
      --------------------------
furniture, furnishings, fixtures, equipment, appliances, vehicles, Inventory, supplies and other items of personal property owned by Sellers and used in connection with the Property, including the items described in the Disclosure Letter, but not including the Excluded Property.

     "Tenant Estoppels" - estoppel letters from each of the Tenants to
      ----------------
Purchasers, in form and substance reasonably acceptable to Purchasers.

     "Tenant Leases" - the leases, licenses and other occupancy agreements
      -------------
described in the Disclosure Letter pursuant to which any Person is granted the right to use space or install equipment on any of the Towers or in any of the Improvements located on any of the Tower Sites.

     "Tenants" - each of the lessees, licensees or other occupants under the
      -------
Tenant Leases.

     "Towers" - six (6) communication towers or monopoles located on the Tower
      ------
Sites, as more particularly described in the Disclosure Letter, constructed as of the Effective Date and any communication towers or monopoles constructed on the Property prior to the Closing Date.

     "Tower Sites" - collectively, the Real Property, the Ground Leases and the
      -----------
Easements.

                                  EXHIBIT "B"
                                  -----------

                      Form of Site Development Agreement


Prepared by and return to:
--------------------------
Thomas P. Hunt, Esquire
Gunster, Yoakley, Valdes-Fauli
 & Stewart, P.A.
777 South Flagler Drive, Suite 500 East
West Palm Beach, Florida  33401



                          SITE DEVELOPMENT AGREEMENT
                           --------------------------

     SITE DEVELOPMENT AGREEMENT ("Agreement") made as of July __, 1997
                                  ---------
("Effective Date") between SBA TOWERS FLORIDA, INC., a Florida corporation
  --------------
("Purchaser"), having an address at 6001 Broken Sound Parkway, Fourth Floor,
  ---------
Boca Raton, Florida 33487, Attn.: Jeffrey A. Stoops, Senior Vice President, Fax Number (561) 997-0343, and E. ROBERT SEGARS, an individual ("Segars"), having an
                                                             ------
address at 2530 N.E. 36th Avenue, Ocala, Florida 34470-3119, Fax Number (352) 629-5661.

                            Preliminary Statement:
                            ----------------------

      Segars Communication Group, Inc., a Florida corporation ("SCGI"),
                                                                ----
Communication Site Services, Inc. a Florida corporation ("CSSI"), Segars and
                                                          ----
Denise L. Segars (SCGI, CSSI, Segars and Denise L. Segars are hereinafter collectively referred to as the "Sellers") have, contemporaneously herewith,
                                 -------
entered into that certain Purchase and Sale Agreement dated as of July __, 1997, ("Purchase Agreement"), selling and/or assigning to Purchaser all of Sellers'
  ------------------
interest in certain parcels of real property and improvements thereon, including the Towers located therein, as more particularly described on Exhibit "A"
                                                              -----------
attached hereto ("Purchase Sites") and Sellers' rights to certain Antenna Tower
                  --------------
Sites as more particularly described on Exhibit "B" ("Contract Sites")
                                        -----------   --------------
(collectively, the Purchase Sites and the Contract Sites are the "Property").
                                                                  --------
Pursuant to the Purchase Agreement, Sellers have rights (as more particularly described therein) to substitute certain Towers and Antenna Tower Sites acquired pursuant to this Agreement for certain Contract Sites for purposes of computing the payout under the Installment Note.

     Segars has agreed to grant to Purchaser the rights specified in this Agreement with respect to any Opportunity identified by Segars during the Term.

     Segars desires to execute this Agreement in order to induce Purchaser to purchase the Property and certain improvements thereon. Purchaser and Segars, individually and as a principal of CSSI and SCGI, will benefit substantially from the sale and/or assignment of the Property to Purchaser.

     In consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Segars and Purchaser hereby agree as follows:

     1.  DEFINITIONS.  Capitalized terms used but not otherwise defined in this
         -----------
Agreement will have the meanings set forth in Exhibit "C".
                                              -----------

     2.  TERM.  This Agreement will commence as of the Effective Date and will
         ----
continue in full force and effect until the seventh (7th) anniversary of the Effective Date (the "Term").
                     ----

     3.  OPPORTUNITIES.
         -------------

         3.1  Identification of Opportunities. If at any time during the Term
              -------------------------------
Segars or any Affiliate identifies or is made aware of any Opportunity, Segars shall deliver a notice to Purchaser as provided in Section 3.2 below.

         3.2  Notice.  In the event Segars identifies an Opportunity pursuant to
              ------
Section 3.1, Segars will, within ten (10) days of such identification, send written notice thereof to Purchaser. Such notice shall provide at a minimum, as applicable: (i) the current owner or lessor of the Antenna Tower Site, (ii) the address and legal description of the Antenna Tower Site, (iii) the current asking price for the Antenna Tower Site (if for sale) or lease payment (if for lease), (iv) the current zoning for the Antenna Tower Site to the extent known by Segars, (v) the location of the nearest Tower other than that located on the applicable Antenna Tower Site to the extent known by Segars, (vi) the terms of any proposed financing or management, and (vii) any other information reasonably requested by Purchaser to the extent known by Segars.

         3.3  Rights of Purchaser.  Purchaser shall have the right, in its
              -------------------
reasonable discretion to purchase all of Segars' rights with respect to the Opportunity identified pursuant to Section 3.2, including all records, documentation and other information in Segars' possession (or in the possession of Segars' attorneys or other representatives) regarding the ownership, use, operation and condition of the Antenna Tower Site corresponding to such Opportunity ("Opportunity Rights"). Purchaser shall not unreasonably reject any
              ------------------
Opportunity presented to Purchaser pursuant to Section 3.2 so long as such Opportunity is consistent with SBA Communications Corporation's formal business plan existing at the time such Opportunity is presented to Purchaser. In the event Purchaser elects to purchase the Opportunity Rights pursuant to this Section, Purchaser shall give written notice to Segars of its intention to purchase the Opportunity Rights ("Purchase Notice"). Purchaser shall pay
                                  ---------------
Segars, and Segars agrees to accept as full and complete consideration for the Opportunity Rights, an amount equal to the sum of (i) all of Segars' reasonable and demonstrable out-of-pocket costs and expenses paid to Third Parties with respect to such Opportunity, and, subject to Section 3.4 below (ii) (a) in the event Segars is an employee of Purchaser at the time notice of such Opportunity is delivered to Purchaser pursuant to Section 3.2, the amount of $10,000.00, or
(b) in the event Segars is not an employee of Purchaser at the time notice of such Opportunity is delivered to Purchaser pursuant to Section 3.2, the amount of $25,000.00 ("Opportunity Rights Purchase Price"). If Purchaser
                ---------------------------------
elects to purchase the Opportunity Rights, Segars shall deliver to Purchaser all records, documentation and other information evidencing the Opportunity Rights and shall execute and deliver to Purchaser any documents or instruments reasonably required by Purchaser to convey the Opportunity Rights to Purchaser, including a bill of sale. Within ten (10) days following the date upon which the first tenant leasing space on the Tower constructed pursuant to such Opportunity makes its first rental payment under such lease, Purchaser shall pay in Current Funds to Segars the Opportunity Rights Purchase Price less any taxes Purchaser is required by applicable law to withhold from the Opportunity Rights Purchase Price arising from Segars status as an employee of Purchaser. Upon Purchaser's purchase of any Opportunity Rights, Segars shall, if requested by Purchaser and at no cost to Segars, assist Purchaser in the acquisition and development of such Opportunity.

         3.4  Segars' Election. Only those Opportunities involving proposed
              ----------------
Antenna Tower Sites which require the construction of a Tower and otherwise meet the requirements of Section 3.2.5 of the Purchase Agreement may be considered as Substitution Towers (as defined in the Purchase Agreement). Segars shall elect, in the notice described in Section 3.2 above, whether the Opportunity identified in the Purchase Notice shall be used (i) for the calculation of the Opportunity Rights Purchase Price, or (ii) as a Substitution Tower and for the calculation of the payment under the Installment Note pursuant to Section 3.2 of the Purchase Agreement. In no event shall any Opportunity be used for the calculation of both the Opportunity Rights Purchase Price and any payment under the Installment Note. In the event Segars fails to deliver Segars' election in the notice described in Section 3.2 above, Segars will be deemed to have elected that such Opportunity be used in the calculation of the Opportunity Rights Purchase Price. Notwithstanding anything herein to the contrary, Section 3.3 hereof shall not apply to any Opportunity accepted by Purchaser as a Substitution Tower.

         3.5  Conflict with Purchase Agreement. The terms of this Section 3
              --------------------------------
shall not amend or modify the terms of Section 30.2 of the Purchase Agreement. In the event of any conflict between the terms of this Section 3 and the terms of Section 30.2 of the Purchase Agreement, the terms of Section 30.2 of the Purchase Agreement shall control. Without limiting the generality of the foregoing, nothing contained herein or in the transactions contemplated hereby (including the pursuit of any Opportunity by Segars) shall waive any rights of SBA Communications Corporation or release any parties from their duties, obligations or liabilities, under Section 30.2 of the Purchase Agreement, it being the intent of the parties that Segars may not pursue any Opportunity for his own account or the account of any Person other than Purchaser or an Affiliate of Purchaser in violation of Section 30.2 of the Purchase Agreement regardless of whether Purchaser or its Affiliates elect to pursue the same.

     4.  DEFAULT; REMEDIES.
         -----------------

         4.1 If Segars fails to comply with any of the provisions of this Agreement, Purchaser shall have the right to file a lis pendens or similar encumbrance or to assert any claim of any nature whatsoever against Segars or any Third Party. Segars shall indemnify, defend and hold Purchaser harmless from any Claim which Purchaser may sustain or incur as a result of any claim under this Section.

         4.2 Without limiting the generality of Section 4.1 above, Purchaser shall have the right to seek equitable relief (including injunctive relief and specific performance) against Segars in order to enforce the provisions of this Agreement. Purchaser and Segars acknowledge that Purchaser will be irreparably damaged (and damages at law would be an inadequate remedy) if this Agreement is not specifically enforced. Therefore, in the event of a breach or threatened breach by Segars of any provision of this Agreement, Purchaser shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post an injunction bond, and/or to a decree for specific performance of the provisions of this Agreement. Nothing in this Section 4 shall limit or otherwise modify Purchaser's right to seek damages against Segars or a combination of injunctive relief and damages, when appropriate.

     5.  MISCELLANEOUS PROVISIONS.
         ------------------------

         5.1  Covenant of Segars.  Segars shall not engage in any activity which
              ------------------
constitutes or is part of a scheme to circumvent the rights, benefits and privileges given to Purchaser under this Agreement. The engagement in such activity shall constitute a material default under this Agreement.

         5.2  Entire Agreement. This Agreement represents the entire
              ----------------
understanding of the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations.

         5.3  Amendments.   No purported amendment to or waiver of any term of
              ----------
this Agreement will be binding upon any party, or have any other force or effect in any respect, unless the same is in writing and signed by the party to be charged.

         5.4  Further Assurances.   Each party will, from time to time, execute,
              ------------------
acknowledge and deliver such further instruments, and perform such additional acts, as the other party may reasonably request in order to effectuate the intent of this Agreement.

         5.5  Binding Effect.  This Agreement will be binding upon, and will
              --------------
inure to the benefit of Segars, Purchaser and their respective successors and permitted assigns.

         5.6  Notices. All notices, demands or communications required or
              -------
permitted under this Agreement will be in writing and delivered by hand or mailed by certified mail, return receipt requested, postage and registration or certification charges prepaid, or by nationally recognized overnight courier service, or by fax, to the party entitled thereto at the address and to the fax number first set forth above, or such other party(ies), address(es) or fax number(s) as either party specifies by written notice to the other from time to time. Any legal counsel designated above or any substitute counsel as designated by Segars or Purchaser by written notice to the other party is authorized to give notices under this Agreement on behalf of its respective client.

         5.7  Severability.  If any provision of this Agreement is contrary to,
              ------------
prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

         5.8  Waivers.  The failure or delay of a party at any time to require
              -------
performance by the other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder. Any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

         5.9  Attorneys Fees and Costs.  In the event of any litigation or
              ------------------------
arbitration arising out of this Agreement, the prevailing party will be entitled to recover all expenses and costs incurred in connection therewith, including reasonable attorneys' fees and costs.

         5.10 Remedies Cumulative.  Except as otherwise expressly provided
              -------------------
herein, no remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

         5.11 Arbitration.  Except for any equitable action filed by Purchaser
              -----------
pursuant to Section 4, any controversy or claim between Assignor and Assignee with respect to the subject matter of this Agreement, including any controversy or claim arising out of an alleged tort, will be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. ("JAMS"). Judgment upon any arbitration award may be entered
                 ----
into in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim under this Agreement in any court having jurisdiction over such action. The arbitration will be conducted in Palm Beach County, Florida and administered by JAMS, who will appoint the arbitrator. If JAMS is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will commence within 90 days of the demand for arbitration. Further, the arbitrator will only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days. The arbitrator shall allocate all costs and fees relating to or arising from the arbitration, including all attorneys' fees and costs of Purchaser and Segars, to either party or among the parties in any proportion deemed appropriate by the arbitrator.

         5.12 Governing Law.  This Agreement will be governed by and construed
              -------------
and enforced in accordance with the internal laws of the State of Florida without regard to principles of conflicts of laws.

         5.13 Recording.  This Agreement or a memoranda thereof may, at the sole
              ---------
option of Purchaser, be recorded against any property owned, leased or otherwise controlled by Segars that is improved with or in the reasonable opinion of Purchaser could be improved with a Tower. Segars hereby releases Purchaser from any damage, claim, liability or cause of action resulting from or in any way related to the recording of this Agreement or any memoranda thereof.

         5.14 Assignment.  Subject to Segars' written consent, which shall not
              ----------
be unreasonably withheld, Purchaser will have the right to assign this Agreement to any Person, after which (i) Purchaser will be relieved of its obligations under this Agreement, (ii) the assignee will be solely responsible for such obligations, and (iii) the assignee may enforce all rights and remedies of Purchaser under this Agreement. In no event may Segars assign this Agreement.

         5.15 Interpretation. The singular includes the plural and the plural
              --------------
includes the singular. The word "or" is not exclusive and the word "including" is not limiting. References to a law include any rule or regulation issued under the law and any amendment to the law, rule or regulation. References to a Section or Exhibit mean a Section or Exhibit contained in or attached to this Agreement. The caption headings in this Agreement are for convenience and reference only and do not define, modify or describe the scope or intent of any of the terms of this Agreement. This Agreement will be interpreted and enforced in accordance with its provisions and without the aid of any custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provisions in question.

     THIS AGREEMENT has been executed by Purchaser and Segars as of the Effective Date.


Witnesses:                              PURCHASER:

                                        SBA TOWERS FLORIDA, INC., a Florida
                                        corporation
_________________________
Print Name:______________

                                        By: /s/ Jeffrey A. Stoops
_________________________                  --------------------------------
Print Name:______________                  Jeffrey A. Stoops
                                           Senior Vice President

                                        SEGARS:

_____________________________
Print Name:__________________


                                        /s/ E. Robert Segars
_____________________________           -----------------------------------
Print Name:__________________           E. ROBERT SEGARS, an individual

STATE OF FLORIDA

COUNTY OF __________

     The foregoing instrument was acknowledged before me this ____ day of ________, 1997, by Jeffrey A. Stoops, Senior Vice President of SBA Towers Florida, Inc., a Florida corporation, on behalf of the corporation. The above named individual [_] is personally known to me or [_] has produced ___________________ as identification.

                                        _________________________________
                                        Print Name:______________________
                                        Commission Number:_______________
                                        Commission expires:______________


                                                       (NOTARIAL SEAL)


STATE OF FLORIDA

COUNTY OF __________

     The foregoing instrument was acknowledged before me this ____ day of ________, 1997, by E. Robert Segars who [_] is personally known to me or [_] has produced ___________________ as identification.

                                        _________________________________
                                        Print Name:______________________
                                        Commission Number:_______________
                                        Commission expires:______________


                                                       (NOTARIAL SEAL)

                                  EXHIBIT "A"
                                  -----------

                    Legal Description of the Purchase Sites


SITE                                  COUNTY                STATE
----                                  ------                -----
Ocala (Downtown I)                    Marion                Florida
Ocala (Downtown II                    Marion                Florida
Wildwood                              Sumter                Florida
Regency Park (Orlando)                Orange                Florida
Silver Springs                        Marion                Florida
Jacksonville                           Duval                Florida

                                  EXHIBIT "B"
                                  -----------

                    LEGAL DESCRIPTION OF THE CONTRACT SITES

SITE                             COUNTY                        STATE
----                             ------                        -----
Buckeye                          Houston                       Georgia

Henderson                        Houston                       Georgia

Unadilla                         Dooly                         Georgia

Vienna                           Dooly                         Georgia

Gum Creek                        Dooly                         Georgia

Arabia                           Crisp                         Georgia

Ashburn                          Turner                        Georgia

Chula                            Tift                          Georgia

Unionville                       Tift                          Georgia

Adel                             Cook                          Georgia

Hahira                           Loundes                       Georgia

Lake Park                        Loundes                       Georgia

Rebar Road (Jacksonville)        Baker                         Florida

Double Run Road (Lake            Columbia                      Florida
(City)

Duval Street (Live Oak)          Suwanee                       Florida

Pine Hill Road (Live Oak)        Suwanee                       Florida

Jennings                         Hamilton                      Florida

Jasper (Jennings)                Hamilton                      Florida

Black Bay (Jasper)               Hamilton                      Florida

Winfield Road (Lake City)        Columbia                      Florida

                                  EXHIBIT C"
                                  ----------

                                 Defined Terms

     The following terms will have the following meanings through out this
Agreement:

     "Agreement" - this instrument, together with all exhibits, schedules and
      ---------
addenda attached hereto.

     "Affiliate" - with respect to a Person, any other Person that, directly or
      ---------
indirectly through one or more intermediaries, controls, is controlled by or is under common control with the first Person.

     "Antenna Tower Site" - any parcel of real property or interest in real
      ------------------
property that is suitable for the development of a Tower.

     "Claim" - any claim, damage, loss, liability, obligation, demand, defense,
      -----
judgment, suit, proceeding, disbursement or expense, including reasonable attorneys' fees or costs (including those related to appeals).

     "Current Funds" - wired funds, cashier's check or certified check.
      -------------

     "Governmental Authority" - the United States of America, the state, county,
      ----------------------
town or other municipality in which any of the Property is located, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of them (including the FAA, the FCC, any drainage district, street lighting district or special taxing district).

     "Installment Note" - shall have the meaning attributed thereto in the
      ----------------
Purchase Agreement.

     "Opportunity" - any of the following located in the Territory: (i) any
      -----------
parcel of real property or interest in real property including leases and easements that Segars reasonably believes based upon his experience developing, leasing, financing and managing Towers, is suitable or desirable for the development and/or operation of an Antenna Tower Site, or (ii) any parcel of real property or interest in real property including leases and easements that currently is improved with one or more Towers and such Tower(s) and/or the related real property interest is currently (or soon to be) for sale or lease.

     "Person" - a natural person, corporation, partnership, limited liability
      ------
company, trust, joint venture, unincorporated association, Governmental Authority or other entity.

     "Territory" - the United States of America.
      ---------

     "Third Party" - any Person other than Purchaser, Segars or an Affiliate of
      -----------
either.

     "Tower" - a communication tower or monopole.
      -----

                                  EXHIBIT "C"
                                  -----------

                      List of Sellers' Closing Documents


     1.   The Deeds.

     2.   The Bill of Sale and Assignment and Assumption.

     3.   The Assignment and Assumption of Ground Leases.

     4.   The Ground Lessor Consents.

     5.   The Equipment Lessor Consents.

     6.   The Contract Party Consents.

     7.   The Tenant Estoppels.

     8.   The Site Development Agreement.

     9. Originals of all Ground Leases, Equipment Leases, Tenant Leases, Construction Contracts and Permits.

     10. A notice from Sellers to each of the Tenants, in form and substance reasonably acceptable to Purchasers, informing the Tenants of the sale of the Property to Purchasers.

     11. Evidence that all utility charges for the Tower Sites have been paid through a date not more than thirty (30) days prior to the Closing Date.

     12. An affidavit to Purchasers' title insurer, in form and substance reasonably acceptable to Purchasers, which will be sufficient to have the standard printed exceptions deleted from the title insurance policy of Purchasers and its lender.

     13.  An affidavit certifying that Sellers are not "foreign persons" under
          Section 1445(f)(3) of the Code.

     14.  A 1099-S form.

     15. A certificate of the secretary of Sellers setting forth the resolutions adopted by the board of directors of Sellers authorizing and directing the president or any vice president of Sellers to execute and deliver the documents required to be executed and delivered by Sellers under this Agreement, which certificate will show the name, office and signature of each officer of Sellers authorized to execute and deliver such documents.

     16. A certificate of good standing from the Secretary of State of Sellers' states of incorporation verifying that Sellers are duly organized, validly existing and in good standing.

     17. A certificate from Sellers, in form and substance reasonably acceptable to Purchasers, certifying that all representations and warranties of Sellers contained in this Agreement and the Disclosure Letter remain true and correct as of the Closing Date.

     18.  All keys and other security access devices to the Improvements.

     19. A final determination of "no hazard" from the FAA for each of the Towers.

     20.  An FCC Form 854R for each of the Towers.

     21.  Evidence of the termination of the CSSI Leases.

     22.  The Employment Agreement.

     23. Any other documents or instruments required by this Agreement or reasonably requested by Purchasers to consummate the Closing.

                                  EXHIBIT "D"
                                  -----------

                     List of Purchasers' Closing Documents

     1. The Purchase Price subject to all adjustments, credits and prorations provided for in this Agreement.

     2.   The Letter of Credit.

     3.   The Assignment and Assumption of Ground Leases.

     4.   The Bill of Sale and Assignment and Assumption

     5.   The Site Development Agreement.

     6.   The Employment Agreement.

     7. A certificate of the secretary of Purchasers setting forth the resolutions adopted by the board of directors of Purchasers authorizing and directing the president or any vice president of Purchasers to execute and deliver the documents required to be executed and delivered by Purchasers under this Agreement, which certificate will show the name, office and signature of each officer of Purchasers authorized to execute and deliver such documents.

     8. A certificate of good standing from the Secretary of State of Purchasers' state of incorporation verifying that Purchasers is duly organized, validly existing and in good standing.

     9. A certificate from Purchasers, in form and substance reasonably acceptable to Sellers, certifying that all representations and warranties of Purchasers remain true and correct as of the Closing Date.

     10. Any other documents or instruments required by this Agreement or reasonably requested by Sellers to consummate the Closing.

                                  EXHIBIT "E"
                                  -----------

                         List of I-10 Corridor Towers


SITE                               COUNTY                    STATE
----                               ------                    -----
Rebar Road (Jacksonville)          Baker                     Florida

Double Run Road (Lake              Columbia                  Florida
 City)

Duval Street (Live Oak)            Suwanee                   Florida

Pine Hill Road (Live Oak)          Suwanee                   Florida

Jennings                           Hamilton                  Florida

Jasper (Jennings)                  Hamilton                  Florida

Black Bay (Jasper)                 Hamilton                  Florida

Winfield Road (Lake City)          Columbia                  Florida

                                  EXHIBIT "F"
                                  -----------

                          List of Construction Towers

SITE                     COUNTY                  STATE
----                     ------                  -----
Buckeye                  Houston                 Georgia

Henderson                Houston                 Georgia

Unadilla                 Dooly                   Georgia

Vienna                   Dooly                   Georgia

Gum Creek                Dooly                   Georgia

Arabia                   Crisp                   Georgia

Ashburn                  Turner                  Georgia

Chula                    Tift                    Georgia

Unionville               Tift                    Georgia

Adel                     Cook                    Georgia

Hahira                   Loundes                 Georgia

Lake Park                Loundes                 Georgia

                                  EXHIBIT "G"
                                  -----------


                      SBA Construction Acquisition, Inc.
                     6001 Broken Sound Parkway, 4th Floor
                           Boca Raton, Florida 33487


                                              ______, 1997



E. Robert Segars
2530 N.E. 36th Avenue
Ocala, Florida 34470-3119

Dear Robby:

It is with great pleasure that I offer to you employment on behalf of SBA Construction Acquisition, Inc. (the "Company"), the name of which will be changed to "Communication Site Services, Inc." after the closing of the SBA transaction. The following describes the terms of your employment:

(1)  Responsibilities    Subject to the general oversight of Steve Bernstein or
                         me, or our designees, you will direct and supervise,
                         and otherwise control, the construction of the
                         communications towers identified on Exhibit A attached
                                                             ---------
                         hereto (the "Construction Towers") or any towers substituted for the Construction Towers which are approved by the Company (the "Substitution Towers") and shall use good faith efforts to cause the Construction
                         Towers and Substitution Towers to be built to the specifications of the anchor tenants and otherwise in a manner similar to the other tower sites purchased by the Company under the terms of that certain Purchase and Sale Agreement dated as of July __, 1997 among the Company, SBA Towers Florida, Inc., Communication Site
                         Services, Inc., Segars Communication Group, Inc.,
                         Denise L. Segars and E. Robert Segars (the "Purchase
                         Agreement"). Additionally, if requested, you will serve, until January 2, 1998, as the Company=s qualifying agent (as such term is defined under Chapter
                         489, Florida Statutes) for the Company and will, from time to time, execute, acknowledge and deliver such documents and perform such acts as the Company may reasonably request in connection therewith (including filing a certification change of status with the Construction Industry Licensing Board of the Florida
                         Department of Business and Professional Regulation to serve as such qualifying agent. Finally, you shall perform such additional duties and responsibilities as reasonably requested by Steve Bernstein or me, or our designees, which duties and responsibilities shall include identifying additional tower sites pursuant to that certain Site Development Agreement dated __________ __, 1997 between SBA Towers Florida,
                         Inc. and E. Robert Segars (the "Site Development
                         Agreement").


(2)  Salary              $150,000.00 per annum, payable in the manner and at the
                         Salar times by which the Company generally pays its employees.

(3)  Benefits/
     Vacation/
     Holidays You shall be entitled to receive the following benefits: (a) the ays standard medical insurance coverage offered to employees of the Company for you, your spouse and dependents under the Company's plan;
                         (b) the standard dental insurance and other dental benefits offered to employees of the Company for you, your spouse and dependents under the Company's plan;
                         (c) opportunity to participate, from the Closing Date, as defined in the Purchase Agreement, in any 401(k) or other pension or retirement benefit or savings plan offered by the Company to its employees; (d) paid sick leave equal to paid sick leave to which employees of the Company with a level of responsibility similar to that set forth in this Agreement are entitled; and (e) four weeks paid vacation.

(5)  Term                The term of your employment shall commence on the date
                         hereof and shall continue until the later of the date of completion of the Construction Towers and Substitution Towers or January 2, 1998. After the term referred to above, your employment will be "at will."
                         In all events, your employment will be governed by the provisions of the Company's policy and procedure manual as it may be amended from time to time.


(6)  Stock               Any salary paid to you hereunder or any consideration
                         due you under the Site Development Agreement dated July
                         __, 1997 between you and SBA Towers Florida, Inc. (the
                         "Site Development Agreement") may, at your option, be deferred (without interest) until such time (if ever) of the consummation of an initial public offering of common stock by SBA Communications Corporation
                         ("SBACC"), at which time you shall have the right to receive, in lieu of and in exchange for such deferred salary or consideration, common stock from SBACC valued at the initial public offering price per share less any underwriting discounts and fees. Subsequent to SBACC=s initial public offering, you shall have the right to be paid such salary or other consideration in cash or in SBACC common stock valued at its then current market value less a ten percent (10%) discount.

If you find the terms and conditions set forth in this letter acceptable, please sign where indicated and return the enclosed copy to me.

                                    Very truly yours,

                                    SBA CONSTRUCTION ACQUISITION, INC.



                                     By:___________________________________
                                     Name:_________________________________
                                     Title:________________________________

ACCEPTED:


______________________
E. ROBERT SEGARS